UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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RIVIAN

Keep the world adventurous forever.

2023

Notice & Proxy Statement Annual Meeting of Stockholders

RIVIAN

RIVIAN AUTOMOTIVE, INC.
14600 Myford Road
Irvine, California 92606

Letter From Our CEO
May 1, 2023
Dear Shareholders,
Our organization has transformed completely since writing my first shareholder letter last June. The challenges of the past year have generated deep learnings and driven us to develop important skills which will be critical as we continue to ramp production, drive simplification into R1 and EDV production and develop our next generation, mass market R2 product.
Following the launch of four vehicles across the R1 and RCV platforms (R1T, R1S, EDV700, EDV500), we have now produced nearly 35,000 vehicles as of March 31, 2023. While the production and supply chain ramp on each of these vehicles had challenges, the introduction of our flagship R1 platform and EDV last-mile vans have been very effective in establishing our brand position and laying the foundation for our future.
The R1 platform underpins our flagship vehicles, combining category-defining on and off-road performance, capability, and utility. The positive feedback we’ve received, growth in R1 reservations and strong community of current and future Rivian owners built since our start of production, reflect the strength of what we’re building. It has been inspiring to see the organic growth of the Rivian community, and the meaningful connections being formed at local meetups, beach cleanups, and camp outs.
The RCV platform, which underpins the EDV, launched our commercial business with a flagship customer in Amazon. Amazon’s 100,000-unit initial order reflects the world’s largest order of commercial EVs. The EDVs are currently deployed in over 500 cities across the U.S. and, as of March 31, 2023, Amazon delivered over 75 million packages in them, supporting its path to carbon neutral deliveries. I regularly get notes from drivers who love the ease of operation, comfort, and advanced technologies the EDV provides.
The scale of our impact is intrinsically tied to our profitability. Our decision to vertically integrate a number of core technologies, including our electronics, software stack, and propulsion platforms, has required substantial upfront investments that are often outsourced by other manufacturers. Our production ramp is crucial to realizing the long-term structural cost advantages of our vertically integrated strategy.
Creating a sustainable planet requires that we also build a sustainable business. While we maintain our long-term orientation, we are also adapting to ever-changing industry conditions and growing in a manner that respects the environment in which we are operating. Below I outline the core focus areas for us as a company.
Production ramp
Increasing our production volume enables us to appropriately utilize the installed capacity and associated fixed costs at our manufacturing plant in Normal, Illinois. This is the primary lever in our path to sell each vehicle profitably. Our 2023 production guidance of 50,000 vehicles remains on track, representing a 100% increase from 2022. We have deepened and extended our relationships with key suppliers that support our ramp.
Cost reductions
During 2022, we took steps to simplify our future product portfolio and drive a lower cost structure across all aspects of our business. Maintaining this tight focus and continuing to improve our operating efficiency is core to our operating philosophy and Company culture. We believe concentrating our resources on expanding the consumer business, as well as fully realizing the potential of our existing commercial business, represents the greatest opportunity to maximize our impact.
To achieve the long-term cost structure that will enable Rivian to drive towards sustainable growth, we implemented a Company-wide program designed to maximize efficiency throughout the organization across the key cost elements of material costs, logistics, labor and overhead, indirect costs, and capital expenditures. Many of our material cost supply contracts were established in 2018 and 2019 prior to our start of production, when we had limited negotiating leverage. We are in the process of updating our supplier partnerships to be more reflective of Rivian’s commercial maturity, scale, and growth profile.

Scalable technology platform
We made the decision to vertically integrate our network architecture and associated electronics, full vehicle software stack, and our propulsion platform, as we believe this creates a long-term competitive advantage in terms of both cost and product performance. The structural cost advantages require production scale and we are confident this will be demonstrated as we achieve our production ramp. From a product performance point of view, the ability to fully control and continually enhance virtually every aspect of our vehicle’s software, digital experience, and even driving dynamics is already being seen by customers as a point of substantial differentiation. It has helped us earn some of the industry’s most coveted owner experience awards, including being named Best Ownership Experience among Premium Battery Electric Vehicles by J.D. Power.
Our next generation R2 platform will benefit from the scalable technology being introduced in the R1 products and combines these technologies with a vehicle platform that is being developed to achieve a dramatically lower cost structure through the learnings of launching R1 as well as the more robust supplier relationships that now exist. The design of R2 is very deeply linked to the design of our second manufacturing plant currently under development in Georgia. Built from the ground up, our Georgia plant will leverage all the learnings from our Normal, Illinois campus and is expected to have 400,000 units of annual production once it’s operating at full capacity.
Looking towards the future
Our ambition is not small, but neither are the environmental challenges we face as a society. Our team is deeply grounded in our mission, fully realizing that delivering true impact for the planet requires generating long-term value for our stockholders. Everyone who joins Rivian does so knowing that the climb is steep but that you’ll be surrounded by some of the hardest working and most curious minds in the world, all determined to channel our energy and ingenuity towards Rivian’s success. I am excited and confident in our path ahead due to the brand we have created, the enthusiasm from customers, the support we have from suppliers, and the spirit of our teams as we continue to design, develop, and build category-defining EVs.
Thank you for being on this journey with us. I look forward to sharing more progress with you at our Annual Meeting of Stockholders in June.
Robert J. Scaringe
Chief Executive Officer and Chairman of the Board of Directors

RIVIAN AUTOMOTIVE, INC.
14600 Myford Road
Irvine, California 92606

Notice of Annual Meeting of Stockholders

Date	Time	Location	Record Date
June 21, 2023	10:00 a.m. PT	www.virtualshare holdermeeting.com/RIVN2023	April 24, 2023
The Annual Meeting of Stockholders (the “Annual Meeting”) of Rivian Automotive, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Pacific time on Wednesday, June 21, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RIVN2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1	To elect Karen Boone and Rose Marcario as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
2	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4	To consider and vote upon a stockholder proposal requesting the adoption of a human rights policy, if properly presented at the Annual Meeting; and
5	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our Class A common stock and Class B common stock as of the close of business on April 24, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Company at annualmeeting@rivian.com stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials.
IT IS IMPORTANT that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials.
This Notice of Annual Meeting of Stockholders, Proxy Statement, and proxy card or voting instruction form are being distributed or made available to stockholders starting on or about May 1, 2023.
By Order of the Board of Directors
Michael Callahan
Chief Legal Officer and Secretary
Irvine, California
May 1, 2023

RIVIAN AUTOMOTIVE, INC.
14600 Myford Road
Irvine, California 92606

Proxy Statement

Date	Time	Location	Record Date
June 21, 2023	10:00 a.m. PT	www.virtualshare holdermeeting.com/RIVN2023	April 24, 2023
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Rivian Automotive, Inc. of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”), and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Holders of record of our Class A common stock and Class B common stock (collectively, “Common Stock”), as of the close of business on April 24, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock entitles its holders to one vote per share on all matters presented to our stockholders generally, and each share of Class B common stock entitles its holders to ten votes per share on all matters presented to our stockholders generally. At the close of business on the Record Date, there were 931,510,010 shares of Class A common stock and 7,825,000 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 92.3% and 7.7% of the total voting power of our Common Stock, respectively. For more information, including how to attend and vote your shares, please see “Questions and Answers About the 2023 Annual Meeting of Stockholders” on page 52.
In this Proxy Statement, “Rivian,” “Company,” “we,” “us,” and “our” refer to Rivian Automotive, Inc. and its consolidated subsidiaries.
This Proxy Statement and the Letter From Our CEO contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this Proxy Statement, except as required by applicable law. Forward-looking statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. A discussion of these risks and uncertainties is contained in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 21, 2023
This Proxy Statement and our 2022 Annual Report to Stockholders are available at http://www.proxyvote.com/

Rivian 2023 Proxy Statement	1

Proposals To Be Voted On

Page 3

Proposal 1: Election of Directors

—

Board Recommendation:

✓ **"FOR"**

Page 8

—

Board Recommendation:

✓ **"FOR"**

Page 12

—

Board Recommendation:

✓ **"FOR"**

Page 13

Proposal 4: Stockholder Proposal

—

Board Recommendation:

✕ **"AGAINST"**

Proposal 1:
Election of Directors
At the Annual Meeting, two (2) Class II Directors are to be elected to hold office until the 2026 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.
We currently have seven (7) directors on our Board of Directors. Our current Class II Directors are Karen Boone and Rose Marcario. The Board of Directors has nominated Karen Boone and Rose Marcario for election as Class II Directors at the Annual Meeting.

Board Size Our Board of Directors currently consists of seven members. The authorized number of directors may be changed only by our Board of Directors.

As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2025 Annual Meeting of Stockholders, Class II, whose current term will expire at the 2023 Annual Meeting of Stockholders and, if elected at the 2023 Annual Meeting of Stockholders, whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Robert J. Scaringe, Peter Krawiec, and Sanford Schwartz; the current Class II Directors are Karen Boone and Rose Marcario; and the current Class III Directors are Jay Flatley and Pamela Thomas-Graham.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of a majority of our outstanding voting stock entitled to vote in the election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. In the event that either Ms. Boone or Ms. Marcario should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that either Ms. Boone or Ms. Marcario will be unable to serve if elected. Each of Ms. Boone and Ms. Marcario has consented to being named in this Proxy Statement and to serve if elected.

Rivian 2023 Proxy Statement	3

Vote Required
This proposal requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote FOR the election of each of the below Class II Director nominees.

Nominees for Class II Director (terms to expire at the 2026 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Rivian
Karen Boone	49	2020	Director
Rose Marcario	58	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the 2023 Annual Meeting are as follows:

Karen Boone
	Age	Director Since
	49	2020

Director	Ms. Boone has served on our Board of Directors since August 2020. Ms. Boone most recently served as the President, Chief Financial and Administrative Officer of Restoration Hardware, Inc., a home furnishings company, from May 2014 to August 2018 and as Chief Financial Officer from June 2012 to May 2014. Prior to that, from 1996 to 2012, Ms. Boone held various roles at Deloitte & Touche LLP, a public accounting firm, most recently as an Audit Partner. Ms. Boone currently serves on the board of directors of Sonos, Inc., an audio products company, Peloton Interactive, Inc., a connected fitness company, and several private companies. Ms. Boone holds a B.S. in Business Economics from the University of California, Davis.

	We believe Ms. Boone’s extensive accounting and management experience qualifies her to serve on our Board of Directors.

4	Rivian 2023 Proxy Statement

Rose Marcario
	Age	Director Since
	58	2021

Director	Ms. Marcario has served on our Board of Directors since January 2021. Ms. Marcario most recently served as the President and Chief Executive Officer and as a member of the board of directors of Patagonia, Inc., an outdoor apparel retailer, from May 2013 to June 2020. Prior to that, she served as the Chief Financial Officer and Chief Operating Officer of Patagonia, Inc. from 2008 to 2013. Before joining Patagonia, Ms. Marcario held several executive roles in private equity, technology, and retail industries, including as Chief Financial Officer of General Magic, which was spun-off from Apple Computer, and Vice President of Global Finance and Treasury of International Rectifier, Inc. (acquired by Infineon Technologies Americas Corp.), a semiconductor manufacturer. Ms. Marcario has served on the board of directors of several private companies, including currently serving on the board of directors of Meati, Inc., a plant-based food company, and Ajna BioSciences PBC, a natural pharmaceutical development company. Ms. Marcario holds a BSc. in Business and Finance from the State University of New York at Albany and an M.B.A. from California State University, Dominguez Hills.

	We believe Ms. Marcario’s extensive management experience in the private equity, technology, and retail industries qualifies her to serve on our Board of Directors.

Continuing Members of the Board of Directors:
Class I Directors (terms to expire at the 2025 Annual Meeting)
The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Rivian
Robert J. Scaringe	40	2009	Chief Executive Officer and Chairman of the Board of Directors
Peter Krawiec	51	2019	Director
Sanford Schwartz	70	2019	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Robert J. Scaringe
	Age	Director Since
	40	2009

Dr. Scaringe founded Rivian in June 2009 and has since served as our Chief Executive Officer and member of our Board of Directors. Dr. Scaringe was designated as the Chairman of our Board of Directors in March 2018. While serving in these roles, Dr. Scaringe has led every major milestone achieved by the Company to date, including establishing the Company’s product and technology platform, scaling the team and operations, and securing substantial financing to support the Company’s growth. Dr. Scaringe holds a B.S. from Rensselaer Polytechnic Institute and an M.S. and Ph.D. in Mechanical Engineering from the Sloan Automotive Laboratory at the Massachusetts Institute of Technology.

	We believe Dr. Scaringe’s operational expertise, leadership and continuity that he brings as our Founder and Chief Executive Officer, and his educational experience in the automotive industry qualifies him to serve on our Board of Directors.
Chief Executive Officer and Chairman of the Board of Directors

Rivian 2023 Proxy Statement	5

Peter Krawiec
	Age	Director Since
	51	2019

Director
Mr. Krawiec has served on our Board of Directors since February 2019. He has served as Senior Vice President of Worldwide Corporate and Business Development at Amazon.com, Inc., a publicly-held global technology company, since March 2021. Prior to this role, Mr. Krawiec served as Vice President of Worldwide Corporate Development at Amazon from April 2007 to March 2021 and as Director of Worldwide Corporate Development at Amazon from October 2004 to April 2007. Earlier in his career, Mr. Krawiec spent seven years working in venture capital and investment banking. Mr. Krawiec holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

We believe Mr. Krawiec’s experience involving strategic acquisitions, investments, and partnerships in the technology industry, as well as his venture capital and investment banking background, qualifies him to serve on our Board of Directors.

Sanford Schwartz
	Age	Director Since
	70	2019

Director	Mr. Schwartz has served on our Board of Directors since September 2019. Mr. Schwartz has held several roles at Cox Enterprises, Inc. and its subsidiary businesses, an automotive and media conglomerate, which he joined in 1985. Since January 2021, Mr. Schwartz has served as Chief Executive Officer of the Cox Family Office, helping to guide family investments and estate planning for the company’s shareholders. Prior to this role, he served as President and Chief Executive Officer of Cox Automotive Inc., a global automotive services and software company, from his appointment as President of Manheim in 2011. Prior to this role, Mr. Schwartz served as President of Cox Media Group, a media conglomerate, in various roles including serving as the President of AutoTrader and AutoTrader Publishing from 2006 to 2008. Previously, he served as President of Cox Arizona Publishing, Executive Vice President of the Austin American-Statesman, Vice President and General Manager of The Atlanta Journal-Constitution, Executive Vice President of Cox Newspapers and Vice President of Business Development for Cox Enterprises. Mr. Schwartz is currently a member of the board of directors of A.C. Green Youth Foundation, board of trustees of Northwood University, board of advisors of Axios, and board of directors of Checkered Flag Foundation.

	We believe Mr. Schwartz’s extensive leadership and automotive industry experience qualifies him to serve on our Board of Directors.

Class III Directors (terms to expire at the 2024 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Rivian
Jay Flatley	70	2021	Director
Pamela Thomas-Graham	59	2021	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

6	Rivian 2023 Proxy Statement

Jay Flatley
	Age	Director Since
	70	2021

Director	Mr. Flatley has served as a member of our Board of Directors since May 2021. Mr. Flatley most recently served as acting Chief Executive Officer of Zymergen Inc., a biofacturing company, from August 2021 through October 2022. Mr. Flatley served as Chairman of the board of directors of Illumina, Inc., a public company focused on sequencing and array-based solutions for genetic analysis, from January 2020 to May 2021, after previously serving as Executive Chairman from July 2016 to January 2020, as Chief Executive Officer from December 2013 to July 2016 and as the President and Chief Executive Officer from October 1999 to December 2013. Prior to that, Mr. Flatley was co-founder, President, Chief Executive Officer, and a director of Molecular Dynamics, a life sciences company focused on genetic discovery and analysis, from July 1994 until its sale to Amersham Pharmacia Biotech in September 1998. Mr. Flatley currently serves as Chairman of the board of directors of Cellanome, a biotechnology company focused on developing a unique multiomics platform to measure biology, Chairman of the board of directors of the Wellcome Leap Fund, a non-profit focused on human health innovation, on the board of trustees for The Salk Institute, a non-profit focused on mentoring future generations of researchers, Chairman of the board of directors of Iridia, Inc., a private nanotechnology data storage company, and on the board of directors of Coherent, Inc., a public company and provider of lasers and laser-based technologies. Mr. Flatley has also served on the boards of directors of Denali Therapeutics Inc., a biopharmaceutical company, and Zymergen Inc. Mr. Flatley holds a B.S. and M.S. in Industrial Engineering from Stanford University and a B.A. in Economics from Claremont McKenna College.

	We believe Mr. Flatley’s leadership and manufacturing experience as a senior executive and director of several public companies qualifies him to serve on our Board of Directors.

Pamela Thomas-Graham
	Age	Director Since
	59	2021

Ms. Thomas-Graham has served as a member of our Board of Directors since August 2021. Since August 2016, Ms. Thomas-Graham has served as the Founder and Chief Executive Officer of Dandelion Chandelier LLC, a private digital media enterprise focused on the world of luxury. From 2010 to August 2016, she served as a member of the Executive Board at Credit Suisse Group AG, a multinational investment bank and financial services company. While at Credit Suisse Group AG, she held several titles, including Chair, New Markets for the global Private Bank, and Global Chief Marketing and Talent Officer. From 2008 to 2010, she served as a Managing Director at Angelo, Gordon & Co., a privately held investment firm. From 2005 through 2007, Ms. Thomas-Graham was a Group President of Liz Claiborne Inc. (now Tapestry). She previously served as President and Chief Executive Officer of NBC Universal’s CNBC television, and President and Chief Executive Officer of CNBC.com, beginning in 1999. She began her career at global consultancy firm McKinsey & Co. in 1989, becoming the firm’s first black woman partner in 1995. Ms. Thomas-Graham serves as a member of the board of directors of Peloton Interactive, Inc., Bumble Inc., Compass, Inc., and the Bermuda-based Bank of N.T. Butterfield & Son Limited. She previously served on the boards of directors of Anthemis Digital Acquisitions I Corp, The Clorox Company and Norwegian Cruise Line Holdings Limited. Ms. Thomas-Graham holds a B.A. in Economics from Harvard University (Phi Beta Kappa) and a joint M.B.A.-J.D. from Harvard Business School and Harvard Law School (cum laude).

	We believe Ms. Thomas-Graham’s extensive strategic, operational, and corporate governance experience as a senior executive and director of several public and private companies qualifies her to serve on our Board of Directors.

Director

Rivian 2023 Proxy Statement	7

Proposal 2:
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2022 and has served as our independent registered public accounting firm since August 20, 2021. Deloitte and Touche LLP previously served as our independent auditor for the fiscal year ended December 31, 2020 and from January 1, 2021 until our dismissal of Deloitte and Touche LLP as our independent auditor on May 3, 2021. We engaged KPMG LLP to audit our consolidated financial statements under PCAOB standards as of and for the years ended December 31, 2019 and 2020, which had previously been audited by Deloitte and Touche LLP in accordance with AICPA standards. The decision to dismiss Deloitte and Touche LLP and engage KPMG LLP was approved by our Board of Directors.
The report of Deloitte and Touche LLP on our consolidated financial statements as of and for the year ended December 31, 2020 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the two most recent fiscal years preceding our dismissal of Deloitte and Touche LLP and the subsequent interim period through May 3, 2021, there were:
•no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions thereto) with Deloitte and Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte and Touche LLP, would have caused Deloitte and Touche LLP to make reference to the subject matter of the disagreements in its report on our financial statements as of and for the year ended December 31, 2020, and
•no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto).
During the two years ended December 31, 2021, prior to our engagement of KPMG LLP, we did not consult with KPMG LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).
We provided Deloitte and Touche LLP with a copy of the disclosure set forth above. Deloitte and Touche LLP’s letter was included as Exhibit 16.1 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2021.
A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

8	Rivian 2023 Proxy Statement

Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Rivian 2023 Proxy Statement	9

Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for the fiscal year ended December 31, 2022 and in 2021 for the fiscal years ended December 31, 2019, 2020, and 2021 for audit and other services.

Fee Category	2022 ($)	2021 ($)

Audit Fees(1)	10,020,000	10,190,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	1,560,000	930,000
All Other Fees(4)	—	680,000
Total Fees	11,580,000	11,800,000
(1)Audit fees for the fiscal year ended December 31, 2022 include fees for the audit of our annual consolidated financial statements and internal control over financial reporting for the fiscal year ended December 31, 2022, reviews of our quarterly condensed consolidated financial statements, and certain other agreed-upon procedures. Audit fees for the fiscal year ended December 31, 2021 include fees for the audit of our annual consolidated financial statements for the years ended December 31, 2019, 2020 and 2021, reviews of our quarterly condensed consolidated financial statements, and certain other agreed-upon procedures.
(2)Audit-related fees reflect fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements. There were no audit-related fees in 2022 and 2021.
(3)Tax fees for the fiscal years ended December 31, 2022 and 2021 include fees for global mobility employment tax advisory services, trade and customs consulting services, and other advisory and consulting services.
(4)All other fees for the fiscal year ended December 31, 2021 include fees for advisory services provided prior to KPMG LLP’s appointment as our independent registered public accounting firm.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage KPMG LLP to render any audit, audit-related, tax, or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by KPMG LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

10	Rivian 2023 Proxy Statement

Audit Committee Report
The Audit Committee, management, and the independent registered public accounting firm each have different roles and responsibilities with respect to the Company’s financial statements and internal control over financial reporting.
The Audit Committee’s core purpose is to assist the Board of Directors by providing oversight over the Company’s financial reporting processes and annual and quarterly financial statements and related disclosures, the qualifications, performance and independence of the Company’s independent auditor, and the Company’s policies and practices regarding ethics and compliance. The Audit Committee operates under a written charter that has been approved by the Board of Directors and is reviewed annually.
Management is responsible for preparing the Company’s financial statements and for the financial reporting process, including evaluating the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting.
KPMG is the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of the Company’s internal control over financial reporting.
In connection with the preparation of the Company’s financial statements as of and for the year ended December 31, 2022, the Audit Committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed these financial statements with management and with KPMG. The Audit Committee has also received from, and discussed with, KPMG various communications that KPMG is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
KPMG also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between KPMG and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with KPMG its independence from the Company.
Based on its discussions with management and KPMG, and its review of the representations and information provided by management and KPMG, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Karen Boone (Chair)
Jay Flatley
Pamela Thomas-Graham

Rivian 2023 Proxy Statement	11

Proposal 3:
Approval, on an Advisory
(Non-Binding) Basis, of the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Rivian Automotive, Inc. approve, on an advisory (non-binding) basis, the compensation of Rivian Automotive, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Rivian Automotive, Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders.”
We believe that our compensation programs and policies for the year ended December 31, 2022 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest, and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” in this Proxy Statement. In particular, we discuss how we design our performance-based compensation programs, including equity compensation, and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.
This vote is merely advisory and will not be binding upon us, our Board of Directors or our Compensation Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter. At our 2022 Annual Meeting of Stockholders held on June 6, 2022, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our Board of Directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at the 2024 Annual Meeting of Stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

12	Rivian 2023 Proxy Statement

Proposal 4:
Stockholder Proposal
As You Sow, located at 2020 Milvia Street, Suite 500, Berkeley, California 94704, as representative of Longview Broad Market 3000 Index Fund, has submitted the stockholder proposal described below and advised us that it will attend the Annual Meeting and move the proposal as required. The Company disclaims any responsibility for the content of this proposal and supporting statement. In accordance with SEC rules, we are reprinting the proposal and supporting statement as they were submitted to us. We will provide the number of shares held by Longview Broad Market 3000 Index Fund promptly upon receiving an oral or written request for such information.
Stockholder Proposal
RESOLVED: Shareholders request the Board of Directors adopt a comprehensive Human Rights Policy which states the Company’s commitment to respect human rights as outlined in the United Nations Guiding Principles (“Guiding Principles”) and the International Labour Organization (“ILO”) Declaration on Fundamental Principles (“Fundamental Principles”) throughout its operations and value chain, and describes steps to identify, assess, prevent, mitigate, and, where appropriate, remedy adverse human rights impacts connected to the business.
SUPPORTING STATEMENT: Rivian Automotive, Inc. (“Rivian”) lacks an overarching policy that uniformly commits to upholding international human rights standards and frameworks throughout its activities. While its Supplier Code of Conduct states expectations for suppliers to uphold international human rights standards,1 Rivian does not publicly make such a commitment in its own operations. Rivian’s Code of Business Conduct states: “We respect the human rights and dignity of people throughout our operations and our global supply chain,” and pledges to comply with local laws.2 However, the Company does not state it will adhere to the often-higher standards set by the United Nations and ILO. It also does not include comprehensive due diligence, mitigation, and remediation processes as outlined in the Guiding Principles.3
The Fundamental Principles include: freedom of association and collective bargaining rights; the abolition of forced and child labor; the elimination of workplace discrimination; and a safe and healthy working environment.4 Freedom of association and collective bargaining can enhance shareholder value by improving health and safety;5 encouraging workforce training and skills development;6 increasing productivity;7 promoting diversity, equity, and inclusion;8 and strengthening human rights due diligence.9 Addressing labor relations and labor rights is also proposed by the UN Principles for Responsible Investment for investors to mitigate the systemic risk of inequality.10
However, there are indications that Rivian’s practices do not fully align with the Fundamental Principles. The National Labor Relations Board is currently investigating charges that Rivian threatened and retaliated against workers attempting to exercise freedom of association rights and trying to unionize.11 Over a dozen Rivian workers have also filed complaints with federal regulators about safety violations.12 The complaints detail serious injuries that have occurred and allege Rivian ignores known hazards and deprioritizes safety resources.13
Allegations of human rights violations in Rivian’s operations jeopardize its brand and risk legal and regulatory ramifications. A strong human rights policy signals that Rivian takes these violations seriously. Furthermore, such a policy is critical given Rivian’s global expansion plans and the known forced and child labor risks in the electric vehicle supply chain.
The transition to a low-carbon future cannot come at the expense of workers’ rights. Greater transparency on these issues would support the Company’s reputation, clarify its commitment to human rights, enable investors to perform their own due diligence, and help protect long-term shareholder value.

1 https://assets.rivian.com/2md5qhoeajym/5PEdyH1PnC3iEllseM49oY/060ec197886709bad62557bda70a618e/Rivian_-_Supplier_Code_of_Conduct.pdf
2 https://assets.rivian.com/2md5qhoeajym/4B3osmVGC8h4XEKQmaGour/2f93710a01fb2b85433844705e2b1066/Rivian_-_Code_of_Business_Conduct_and_
Ethics.pdf, p.35
3 https://www.ohchr.org/sites/default/files/documents/publications/guidingprinciplesbusinesshr_en.pdf
4 https://www.ilo.org/dyn/normlex/en/f?p=1000:62:0::NO:62:P62_LIST_ENTRIE_ID:2453911:NO
5 http://oem.bmj.com/content/early/2018/06/13/oemed-2017-104747
6 https://www.oecd-ilibrary.org/employment/negotiating-our-way-up_1fd2da34-en
7 https://doi.org/10.1093/ej/ueaa048 ; https://www.ipa-involve.com/involvement-and-productivity-the-missing-piece-of-the- puzzle
8 https://hummedia.manchester.ac.uk/institutes/code/research/projects/racism-at-work/tuc-report-executive-summary.pdf ; https://www.epi.org/publication/unions-help-reduce-disparities-and-strengthen-our-democracy/
9 https://www.theglobaldeal.com/resources/The%20Business%20Case%20for%20Social%20Dialogue_FINAL.pdf
10 https://www.unpri.org/download?ac=5599
11 https://www.nlrb.gov/case/25-CA-305293
12 https://www.yahoo.com/video/rivian-under-scrutiny-employees-allege-184027923.html
13 https://www.osha.gov/ords/imis/establishment.search?p_logger=1&establishment=Rivian&State=all&officetype=all&Office=all&sitezip=&p_case=all&p_violations_exist=all&startmonth=12&startday=14&startyear=2017&endmonth=12&endday=14&endyear=2022

Rivian 2023 Proxy Statement	13

Board of Directors Statement in Opposition to Proposal 4
Rivian is deeply committed to conducting our business ethically and in a way that reflects our unwavering support of universal human rights. Our Code of Business Conduct and Ethics sets forth our commitment to human rights and to compliance with laws that promote safe working conditions, prohibit forced labor, prohibit human trafficking and child labor, and ensure freedom of association and the right to collective bargaining. We require all of our directors, officers, and employees to report any suspected violation of human rights in our operations and supply chain and practice due diligence on and monitor the activities of our suppliers. We commit to holding suppliers and others with whom we do business accountable and responding appropriately to potential violations.
Our Supplier Code of Conduct further outlines Rivian’s expectations for our suppliers. We expect our suppliers to respect all internationally recognized human rights, comply with all applicable labor laws, and exercise human rights due diligence in order to identify, prevent, mitigate, and account for the negative human rights impacts of their operations. In addition, our internal workplace policies demonstrate our commitment to respecting the rights of our employees. We have implemented and actively enforce various internal policies to ensure that we provide our employees with a safe and healthy work environment, and we do not tolerate discrimination, harassment, or retaliation in any form.
We firmly believe in the importance of upholding human rights and ensuring everyone at Rivian is treated with dignity and respect. We also recognize that, in order to ensure our values and our commitment to human rights translate into meaningful and effective action, our human rights policies and procedures should be thoughtfully developed and appropriately tailored to our business and operations and should reflect input from all of our stakeholders, including our stockholders, employees, customers, and business partners. We take our commitment to human rights seriously, and we want to be intentional with every step we take, from building the right team to establishing clearly defined goals and policies. As we are a relatively new public company, we are naturally in the beginning stages of progressing these efforts. While one key component of our journey may be the development of a human rights policy, we believe that the prescriptive terms and timing imposed by this proposal would not result in the development of an effective human rights policy. Human rights is a complex and constantly evolving area. Accordingly, we believe in taking a thoughtful and measured approach to developing a human rights policy that is effective and sustainable, and we believe this proposal would hinder our current efforts to do so.
For the foregoing reasons, the Board believes that this proposal is unnecessary and not in the best interests of our Company and stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote AGAINST the stockholder proposal.

14	Rivian 2023 Proxy Statement

Corporate Governance
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee, Nominating and Governance Committee, and Planet and Policy Committee to assist the Board of Directors in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.rivian.com.
Director Independence
Karen Boone, Jay Flatley, Peter Krawiec, Rose Marcario, Sanford Schwartz and Pamela Thomas-Graham each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by The Nasdaq Stock Market LLC Listing Rules (the “Nasdaq Rules”), our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director. There are no family relationships among any of our directors or executive officers.
On August 8, 2022, the Board of Directors elected Harald Kroeger to serve as a Class II director of the Company. Mr. Kroeger resigned from the Board of Directors on December 20, 2022, following the announcement that Mr. Kroeger would assume new roles with another company effective January 1, 2023, which the Board of Directors concluded created potential conflicts of interest. Mr. Kroeger qualified as “independent” in accordance with the listing requirements of Nasdaq during the time he was a director.
Board of Directors Diversity Matrix (as of May 1, 2023)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0
Executive Sessions
Our independent directors meet in executive session on a regularly scheduled basis. Each executive session of the independent directors is presided over by Karen Boone, our Lead Independent Director.

Rivian 2023 Proxy Statement	15

Director Candidates
The Nominating and Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board of Directors and filling vacancies on the Board of Directors. To facilitate the search process, the Nominating and Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current directors), the Nominating and Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics, and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; professional and academic experience relevant to the Company’s industry, operations, business lines, and target markets; experience as a board member of another publicly held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors; diversity of background and perspective, including with respect to age, gender, LGBTQ+ status, race, and geographic background; ability to make mature business judgments, including the ability to make independent analytical inquiries; and any other relevant qualifications, attributes, or skills. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of ensuring that the Board of Directors, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Governance Committee, c/o Secretary, Rivian Automotive, Inc., 14600 Myford Road, Irvine, California 92606. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board of Directors consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board of Directors should address such communications in writing to the Board of Directors, c/o Secretary, Rivian Automotive, Inc., 14600 Myford Road, Irvine, California 92606.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board of Directors and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Dr. Scaringe serving as Chairman of the Board of Directors and Chief Executive Officer. Our Board of Directors has determined that combining the roles of Chairman of the Board of Directors and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Dr. Scaringe and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board of Directors also benefits from the strong leadership of Karen Boone, our Lead Independent Director, and is comprised of individuals with extensive experience in finance and accounting, the automotive and technology industries, and public company management. For these reasons and because of the strong leadership of Dr. Scaringe as Chairman of the Board of Directors and Chief Executive Officer, our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

16	Rivian 2023 Proxy Statement

Our Corporate Governance Guidelines provide that, if the Chairman of our Board of Directors is a member of management or does not otherwise qualify as independent, the independent members of our Board of Directors may elect among themselves a lead independent director. Karen Boone has served as our Lead Independent Director since November 2021. The Lead Independent Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board of Directors is not present, including any executive sessions of the independent directors, approving the Board of Directors’ meeting schedules and agendas, and acting as liaison between the independent directors of the Board of Directors and the Chief Executive Officer and Chairman of the Board of Directors.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board of Directors meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. While our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk and enterprise exposures and the steps our management has taken to mitigate such exposures, including the structure, design, adoption, and implementation of our risk management policies and internal control systems. The Audit Committee also oversees management of cybersecurity risks and approves or disapproves any related person transactions. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee manages risks associated with the independence of our Board of Directors and governance matters. Our Planet and Policy Committee manages risks associated with environmental, social responsibility, public policy, and regulatory matters. The Board of Directors does not believe that its role in the oversight of our risks affects the Board of Directors’ leadership structure.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.rivian.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. Unless otherwise approved by our Board of Directors, the policy prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Board Member Attendance
There were twelve (12) meetings of the Board of Directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, except for Ms. Marcario, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director. Ms. Marcario was unable to attend certain meetings due to recovery from a medical procedure.
Under our Corporate Governance Guidelines, which is available on our website at www.rivian.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board of Directors and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board of Directors or a committee of the Board of Directors is expected to notify the Chairman of the Board of Directors or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors attended the 2022 Annual Meeting of Stockholders.

Rivian 2023 Proxy Statement	17

Committees of the Board
Our Board of Directors has established four standing committees — Audit, Compensation, Nominating and Governance, and Planet and Policy — each of which operates under a written charter that has been approved by our Board of Directors.
The members of each of the committees of our Board of Directors and committee chairpersons (or “Chair”) are set forth in the following chart.

Name	Audit	Compensation	Nomination and Governance	Planet and Policy
Karen Boone	Chair	X
Jay Flatley	X		X
Rose Marcario				Chair
Sanford Schwartz		Chair		X
Pamela Thomas-Graham	X		Chair
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include, among other things:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•reviewing the scope of the internal and independent auditors’ assessment of internal control over financial reporting;
•coordinating our Board of Directors’ oversight of our Code of Business Conduct and Ethics (the “Code”) and monitoring the procedures in place to enforce the Code;
•reviewing with management our major financial risk and enterprise exposures and the steps taken to mitigate such exposures, including cybersecurity, data and privacy risks;
•reviewing and providing oversight with respect to our procedures for the receipt, retention, and treatment of accounting related complaints and concerns;
•reviewing and approving or ratifying any related person transactions; and
•preparing the Audit Committee report required by the SEC rules (which is included on page 11 of this Proxy Statement).
The Audit Committee charter is available on our website at www.rivian.com. The members of the Audit Committee are Ms. Boone, Mr. Flatley, and Ms. Thomas-Graham. Ms. Boone serves as the Chair of the committee. Our Board of Directors has affirmatively determined that each of Ms. Boone, Mr. Flatley, and Ms. Thomas-Graham is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to audit committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq Rules. In addition, our Board of Directors has determined that Ms. Boone qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the audit committee have a financially sophisticated member.
The Audit Committee met ten (10) times in 2022.

18	Rivian 2023 Proxy Statement

Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our executive officers and directors. Our Compensation Committee’s responsibilities include, among other things:
•reviewing and approving, or recommending to the Board of Directors for approval, the compensation of our Chief Executive Officer;
•reviewing and approving, or recommending to the Board of Directors, the compensation of our other executive officers;
•recommending to the Board of Directors the compensation and related policies for directors and reviewing director compensation;
•reviewing and approving, or recommending to the Board of Directors for approval, any employment agreements and any severance arrangements or plans for our Chief Executive Officer and other executive officers;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis;”
•providing general oversight of our compensation and benefits policies, practices, and plans to ensure they advance our strategic goals and comply with regulatory requirements and applicable law;
•reviewing our equity incentive compensation and other stock-based plans, and recommending changes in such plans as it deems necessary or appropriate; and
•preparing the annual Compensation Committee report.
The Compensation Committee generally relies on market informed recommendations from third-party compensation consultants and also considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.rivian.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. In March 2021, the Compensation Committee engaged Semler Brossy, a compensation consulting firm (“Semler Brossy”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee has considered the advisor independence factors required under SEC rules as they relate to Semler Brossy and has determined that Semler Brossy’s work does not raise a conflict of interest.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time and may also delegate to one or more officers the authority to grant equity awards to certain employees. The Compensation Committee has delegated to an Equity Incentive Committee, comprised of Company officers, the authority to grant equity awards to certain employees, as further described in its charter and certain resolutions approved by the Compensation Committee, and subject to the terms of our equity plans.
The members of our Compensation Committee are Ms. Boone and Mr. Schwartz. Mr. Schwartz serves as the Chair of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee met nine (9) times in 2022.
Nominating and Governance Committee
Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors and developing and maintaining our corporate governance policies. Our Nominating and Governance Committee’s responsibilities include, among other things:
•identifying individuals qualified to become directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;
•making recommendations to the Board of Directors with respect to management succession planning;
•developing and recommending Corporate Governance Guidelines to the Board of Directors, and reviewing and recommending to the Board of Directors proposed changes to our Corporate Governance Guidelines from time to time; and
•overseeing a periodic evaluation of the Board of Directors and the committees of the Board of Directors.

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The Nominating and Governance Committee charter is available on our website at www.rivian.com. The members of our Nominating and Governance Committee are Mr. Flatley and Ms. Thomas-Graham. Ms. Thomas-Graham serves as the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Governance Committee met five (5) times in 2022.
Planet and Policy Committee
Our Planet and Policy Committee oversees and assists our Board of Directors in overseeing and advising the Company with respect to our ongoing commitment to environmental matters, sustainability initiatives, nonprofit initiatives, public policy and regulatory matters, and social responsibility, and other related matters (“P&P Matters”). Our Planet and Policy Committee’s responsibilities include, among other things:
•developing, recommending to the Board of Directors, and reviewing at least once a year a set of P&P Matters guidelines;
•overseeing our reporting and disclosure with respect to P&P Matters;
•developing a process for the evaluation of our P&P Matters efforts and consideration of current and emerging P&P Matters that may affect our business, operations, performance, or public image; and
•overseeing our efforts to implement systems to monitor P&P Matters.
The Planet and Policy Committee charter is available on our website at www.rivian.com. The members of our Planet and Policy Committee are Ms. Marcario and Mr. Schwartz. Ms. Marcario serves as the Chair of the Planet and Policy Committee.
The Planet and Policy Committee met three (3) times in 2022.

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Executive Officers
The following table identifies our current executive officers:

Name	Age	Position
Robert J. Scaringe(1)	40	Chief Executive Officer and Chairman of the Board of Directors
Claire McDonough(2)	41	Chief Financial Officer
(1)See biography on page 5 of this Proxy Statement.
(2)Ms. McDonough has served as our Chief Financial Officer since January 2021. Before Rivian, Ms. McDonough was a Managing Director and Co-head of Disruptive Commerce at J.P. Morgan, a multinational investment bank and financial services company, where she worked from September 2014 to January 2021. From June 2013 to August 2014, Ms. McDonough worked as Vice President and Treasurer and Senior Director of Finance and Strategy at Fairway Market, a food retailer. Ms. McDonough holds a B.A. in Public Policy and Visual Art from Duke University and an M.B.A. from the University of Chicago Booth School of Business.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) includes a detailed discussion of compensation of the following executive officers, which we refer to collectively as our named executive officers (“NEOs”):

Robert J. Scaringe	Founder and Chief Executive Officer (“CEO”)
Claire McDonough	Chief Financial Officer (“CFO”)
Jiten Behl	Chief Growth Officer (“CGO”)
On August 8, 2022, Mr. Behl transitioned certain executive duties and policy-making responsibilities to other individuals within the Company and as of such date was no longer designated as an executive officer of the Company as defined under Rule 3b-7 of the Exchange Act. This change was intended to allow Mr. Behl to focus on the Company’s strategic growth efforts. There was no change to Mr. Behl’s title, salary, or compensation, or his employment agreement, as a result of the transition. As required under SEC disclosure rules, Mr. Behl is included as an NEO for 2022. References to NEOs in this CD&A include Mr. Behl’s service and compensation with respect to the full 2022 fiscal year.
Executive Summary
Rivian exists to create products and services that help our planet transition to carbon neutral energy and transportation. Rivian designs, develops, and manufactures category-defining electric vehicles and accessories and sells them directly to customers in the consumer and commercial markets. Rivian complements its vehicles with a full suite of proprietary, value-added services that address the entire lifecycle of the vehicle and deepen its customer relationships.
Starting with a clean sheet, we built a vertically integrated ecosystem comprised of our vehicle technology platform, cloud architecture, product development and operations, products, and services. Interconnected by our data and analytics backbone, our ecosystem is designed to deliver fast-paced innovation cycles, structural cost advantages, and exceptional customer experiences.
Our executive compensation program is designed to attract, retain, and motivate our executive team to fulfill our mission. We believe that our approach to executive compensation is aligned with our stockholder and broader stakeholder interests. Most compensation for our executive officers is delivered in equity, and in the case of our CEO, the majority is based on rigorous goals that are directly aligned with returns for our stockholders. We believe that equity compensation is a critical element of our compensation philosophy to focus our executive officers on our mission and the successful execution of our Company priorities and aligns their interests with the long-term interests of our stockholders.
2022 Operational Highlights
In 2022, we achieved several significant operational results:
•Production: Produced 24,337 vehicles by the end of 2022. 20,332 vehicles were delivered by December 31, 2022.
•Impact: Total miles driven by all Rivian vehicles exceeds 160 million and over 10 million packages have been delivered from Rivian produced Amazon vehicles.
•Georgia: Signed the Economic Development Agreement for our second domestic manufacturing facility in Georgia (production site for our R2 platform).
•New Technologies: Developed new technologies such as our in-house Enduro motor and lithium iron phosphate battery packs that will lower our costs while providing customers with more choices.
•Software: Released 12 major over-the-air software updates launching key features and drive modes, including Bird’s Eye View Camera, Pet Mode, Car Wash Mode, Kneel and Roomy Entry/Exit, and Snow Mode.
•Rivian Adventure Network: Launched our in-house designed, engineered, and manufactured DC fast chargers.
•Service Footprint: Grew our service footprint to 28 service centers and 176 mobile service vehicles.

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2022 Executive Compensation Highlights
Our 2022 executive compensation program was designed to be consistent with our overall executive compensation philosophy. In light of our performance in 2022, the Compensation Committee approved the following compensation actions for our NEOs, which is more fully described in this CD&A.

Compensation Element	Actions
Base Salary
•The Compensation Committee increased the base salaries of our CFO and CGO by 12.5% each, effective as of March 14, 2022. Such increases were primarily based on peer group data and internal pay equity considerations.

Annual Incentive Bonus
•In April 2022, the Compensation Committee approved our executive annual incentive bonus program for 2022, under which each of our NEOs had a target incentive of 50% of base salary. Our annual incentive bonus opportunity for our NEOs consists of a holistic assessment of financial, production, customer/growth, and organizational goals. The executive annual incentive bonus program metrics were vehicle production volumes, unit cash cost of goods sold, cash operating expense, and product development.
•The Company’s 2022 performance resulted in 56% achievement against our goals and the Compensation Committee approved a bonus payout of 56% of the target incentive amount for our NEOs. These bonuses were paid to the NEOs in the form of fully vested restricted stock units.

Long-Term Incentive Compensation
•In August 2022, the Compensation Committee approved a grant of restricted stock units and stock options to our CFO as part of an assessment of her ongoing leadership, contributions to our success, and total equity holdings compared to similarly situated executives of our peer group. Both awards vest over four years.

Our Compensation Philosophy
The purpose of our executive compensation program is to enable Rivian to attract, inspire, engage, develop, and reward our team in service of our mission.
We use the following principles to accomplish our philosophy:
•‘One Rivian’: We want our team to be aligned and motivated by the same goals, which is why our bonus program is based on Company-wide operational goals.
•Competitiveness: The importance of attracting and retaining critical talent. We operate in a highly competitive talent market; our pay programs are designed to be competitive to attract new talent to the Company and retain current talent that supports our trajectory.
•Long-Term Ownership: Our goal is to have all of our employees, including our executives, think like owners and to have alignment with the long-term value creation of the Company. We heavily weight our total pay packages towards equity to ensure that our executives and employees are committed to the long-term success of the Company.

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Our Commitment to Best Practices
We have adopted the following policies and practices to ensure proper governance of our executive compensation programs and strengthen the alignment of our executive compensation programs and stockholder interests:

What We Do	What We Don’t Do
Retain 100% independent directors on our Compensation Committee	No pension plans or supplemental retirement plans
The Compensation Committee engages an independent compensation advisor who provides no other services to the Company	No hedging or pledging of our stock by directors or employees
A significant portion of compensation for NEOs is at-risk, and based on either our stock price performance or Company financial and operational goals	No excise tax gross-ups upon a change in control
Annual review of NEO compensation and peer group data
Double-trigger change in control arrangements
Regularly assess the risk-reward balance of our compensation programs to mitigate undue risks
Our Executive Compensation Process
Our compensation process is collaborative. The Compensation Committee, its independent advisor Semler Brossy, other independent board members, outside legal counsel, our management team and our CEO (except with respect to their own compensation) each provides valuable input and perspectives that are used to make executive compensation decisions. We believe this approach allows us to leverage the diverse experience and expertise of these groups for setting compensation levels and identifying metrics to use and how compensation should be delivered to executive officers when performance expectations are met or exceeded.
Overview of Factors Considered in Setting Executive Compensation
The Compensation Committee assesses the competitiveness of each element of our executive officers’ total direct compensation against the compensation peer group, as discussed below. In developing this compensation peer group, the Compensation Committee, in collaboration with Semler Brossy, considered a number of factors, including:
•Industry: ensuring we identify companies that face similar business and talent challenges (e.g., software, automobile, etc.);
•Scale and complexity: ensuring market capitalization and revenue opportunities are comparable;
•Business characteristics: ensuring geographic location, growth projections, valuation multiples, etc. are taken into account; and
•Talent: ensuring we are competitive with high potential, high performing technology companies with which we routinely compete for talent.
Based on these criteria, in April 2021, the Compensation Committee approved the following peer group to be used to support 2022 compensation decisions for our NEOs. This peer group was unchanged from the peer group approved in 2020 for 2021 compensation decisions.

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Executive Compensation Peer Group

•CrowdStrike •DocuSign •DoorDash •Lyft •NIO •NVIDIA Corporation •Palantir Technologies	•Peloton Interactive •Pinterest •Roku •ServiceNow •Snap •Spotify Technologies •Tesla	•The Trade Desk •Twitter •Uber Technologies •Workday •Zillow Group •Zoom Video
As an additional reference, we also review the pay levels and practices of select traditional automotive companies to ensure we have a full picture of the industry. We do not benchmark pay levels to these companies, but rather use the data as an additional input when making decisions.
While we do not establish compensation levels solely based on a review of competitive data, we believe market data is a meaningful input to our compensation policies and practices in order to attract and retain qualified executive officers. When making decisions on total compensation for executive officers, the Compensation Committee also considers a number of other factors, including Company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, individual performance and demonstrated leadership, and internal pay equity considerations.
We intend to review our peer group annually to reflect changes to our size and scale and ensure it continues to be aligned with our business and talent needs.
Key Factors in Determining Executive Compensation
Role of the Compensation Committee: The Compensation Committee is responsible for establishing and reviewing general policies and plans relating to compensation and benefits of our employees and for our overall compensation philosophy. The Compensation Committee reviews, approves, and determines, or makes recommendations to our Board of Directors regarding, the compensation of our management team, including our CEO and other NEOs, and non-employee directors. This includes evaluating the performance, or assisting in the evaluation of the performance, of our management team, including our CEO and other NEOs, reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of these goals and objectives, and setting, or recommending to the Board of Directors, the compensation of our CEO, including bonus determinations, reviewing and setting, or recommending to the Board of Directors, the compensation of our other NEOs, including bonus determinations, and periodically reviewing and discussing with our Board of Directors the corporate succession and development plans for our executive officers and certain key employees. The Compensation Committee is also responsible for evaluating the performance of the independent compensation consultant, reviewing, approving, and administering our incentive compensation plans, and reviewing, administering, and recommending to our Board of Directors changes to our equity compensation plans.
Role of Management: Our CEO reviews the amount and structure of pay components (salary, bonus, and long-term incentives) for members of our management team other than himself (including the other NEOs), identifies key targets and objectives, and negotiates the material terms of the sign-on pay packages and employment agreements for new members of our management team and separation agreements for departing executives, considers market data presented by our compensation advisors and internal corporate data to determine executive officer pay recommendations for the Compensation Committee, and evaluates the performance of our management team, including our NEOs, and reviews their performance with the Compensation Committee.
Our people, finance, and legal teams support the Compensation Committee by providing data on market pay practices, internal labor force considerations, as well as internal employee sentiment and engagement, support our CEO with information on corporate and individual performance for NEOs and provide recommendations on other compensation matters, and present information and provide clarity on market data, but refrain from participating in discussions or final decisions on their own pay quantum and structure.
Role of our Compensation Advisor: In March 2021, the Compensation Committee engaged Semler Brossy as its independent compensation advisor. Semler Brossy attends meetings at the request of the Compensation Committee, meets with the Compensation Committee in executive session without management, and communicates with the Compensation Committee regarding emerging issues and other matters. They review and provide advice relating to:
•overall compensation philosophy and alignment with our business strategy;

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•annual and long-term incentive plans, including the degree to which incentive plans support business strategies and balance risk-taking with potential reward;
•peer group pay and performance comparisons;
•competitiveness of NEOs’ compensation;
•changes to NEOs’ compensation levels;
•design of other compensation and benefits programs, including severance and change in control arrangements; and
•preparation of public filings related to executive compensation, including CD&A and accompanying tables and footnotes.
Semler Brossy does not provide any services to us other than the aforementioned services provided to the Compensation Committee. The Compensation Committee assessed the independence of Semler Brossy and concluded that there are no conflicts of interest regarding the work that Semler Brossy performs for the Compensation Committee.
Role of our Stockholders: At our 2022 Annual Meeting of Stockholders, our stockholders voted in a non-binding, advisory vote to approve the compensation of our NEOs. The Compensation Committee reviewed the results of this vote, and, in light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2022 proxy statement (representing approximately 95.3% of the votes cast), did not implement any significant changes to our executive compensation program as a result of the vote. At our 2022 Annual Meeting of Stockholders, our stockholders also voted in a non-binding, advisory vote on the frequency with which we will hold non-binding, advisory votes to approve the compensation of our NEOs and substantially all of the votes cast (99.9%) were in favor of a frequency of every year. Accordingly, we are again holding a non-binding advisory vote to approve the compensation of our NEOs at our 2023 Annual Meeting, and currently intend to hold additional non-binding, advisory votes to approve the compensation of our NEOs annually.
Elements of Executive Pay and 2022 Compensation
Base Salary
We use base salary to provide a fixed amount of compensation for our NEOs in exchange for their services. We generally position base salary for our NEOs below market levels, emphasizing instead at-risk equity compensation as the primary vehicle for delivering compensation to our NEOs.
The Compensation Committee annually reviews the base salaries of our NEOs and makes adjustments as it deems necessary or appropriate based on the factors described above in “Overview of Factors Considered in Setting Executive Compensation,” including reviewing peer group compensation data for similarly situated executives. For NEOs other than the CEO, the Compensation Committee receives a performance assessment and salary adjustment recommendation from the CEO.
In March 2022, the Compensation Committee reviewed the base salaries of our NEOs and considered the recommendations of our CEO (except with respect to his own base salary). Consistent with our intended approach to provide market competitive compensation and in recognition of their contributions and performance, as well as internal parity, the Compensation Committee approved an increase in the annual base salaries for each of Ms. McDonough and Mr. Behl, effective as of March 14, 2022. After review of peer group data provided by Semler Brossy, and in view of still-outstanding value from the 2021 CEO Equity Award (as described under “2021 CEO Performance Award” below), the Compensation Committee determined not to increase Dr. Scaringe’s base salary in 2022.
The annual base salaries for our NEOs during 2022 are set forth in the table below.

Executive	FY22 Salary Prior to March 14, 2022 ($)	FY22 Salary Effective as of March 14, 2022 ($)

Robert J. Scaringe – Founder and CEO	650,000	650,000
Claire McDonough – CFO	400,000	450,000
Jiten Behl – CGO	400,000	450,000

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Annual Incentive Bonus
Our NEOs are each eligible to receive an annual performance-based cash incentive with a target opportunity expressed as a percentage of annual base salary and payment based on our Compensation Committee’s assessment of corporate performance.
For 2022, the target and maximum annual incentive bonus opportunities for our NEOs were as follows:

Named Executive Officer	2022 Target Bonus as % of Salary (%)	2022 Target Bonus ($)	2022 Maximum Bonus as % of Salary (%)(1)	2022 Maximum Bonus ($)

Robert J. Scaringe – Founder and CEO	50	325,000	75	487,500
Claire McDonough – CFO	50	219,231	75	328,846
Jiten Behl – CGO	50	219,231	75	328,846
(1)Under our Executive Bonus Plan, the maximum amount payable to our NEOs is equal to 150% of the amount of the target bonus.
In April 2022, the Compensation Committee, with input from our management team, developed a framework for assessing the Company’s 2022 performance in order to provide our NEOs with an opportunity to earn incentive compensation based on the achievement of the following Company performance metrics: (1) vehicle production volumes, weighted 40%; (2) unit cash cost of goods sold (“Unit Cash COGS”) for each of R1 and EDV separately, collectively weighted 15%; (3) cash operating expense (“Cash Opex”), weighted 15%; (4) progress on product development, weighted 20%; and (5) qualitative experience index, weighted 10%.
In February 2023, the Compensation Committee assessed the results of performance against these metrics to determine the annual incentive bonus results. In light of the fact that the Company did not proceed with certain customer satisfaction tracking programs to effectively assess the qualitative experience index metric, this component was excluded from the final assessment of performance. As a result, the performance metrics used in the final assessment were: (1) vehicle production volumes, weighted 50%; (2) fourth quarter Unit Cash COGS for each of R1 and EDV separately, collectively weighted 15%; (3) Cash Opex, weighted 15%; and (4) progress on product development, weighted 20%.
The 2022 performance goals for vehicle production volumes and Cash Opex are set forth below. We are not disclosing the performance goals for Unit Cash COGS for each of R1 and EDV separately and the progress on product development because the information constitutes confidential information, the disclosure of which would result in competitive harm. The primary drivers of the Company’s performance against Unit Cash COGS was higher conversion costs and freight costs, which were impacted by lower than forecast production volumes, and higher bill of materials and other materials costs.

Metric/Goal	Weighting	Performance to Achieve Target	2022 Performance	2022 Score
Production Volumes	50%	50,000	24,337	49%
Unit Cash COGS(1)	15%	Not disclosed	Not disclosed	0%
Cash Opex(2)	15%	≤ $2,900 million	$2,629 million	146%
Progress on Product Development	20%	Not disclosed	Not disclosed	50%
(1)Unit Cash COGS is a non-GAAP financial measure and is defined generally as cost of goods sold less depreciation, stock based compensation, and loss reserve, divided by the total number of units delivered. We measure Unit Cash COGS for the fourth quarter. For purposes of the 2022 annual incentive bonus, the Compensation Committee established Unit Cash COGS goals for each of R1 and EDV separately, which is information the Company does not publicly disclose. Information on Unit Cash COGS for R1 and EDV on a combined basis, which we do not publicly disclose, is presented in the Pay Versus Performance table on page 38.
(2)Cash Opex is a non-GAAP financial measure and is defined generally as total operating expenses less depreciation and stock based compensation.
Our Compensation Committee established the targets at levels our Compensation Committee intended to be difficult to achieve and requiring significant effort on the part of our NEOs to be achieved. In consideration of both the financial and non-financial performance, the Company’s overall weighted achievement against the performance goals was determined to be approximately 56%. In February 2023, the Compensation Committee recommended an annual incentive award of 56% of target for an award of $182,000 for Dr. Scaringe, $122,769 for Ms. McDonough and $122,769 for Mr. Behl. In lieu of cash payment of these bonus amounts, the Compensation Committee awarded each of our NEOs a number of fully vested restricted stock units determined by dividing the bonus amount earned by $16.92, which was the closing price of our Class A common stock on the day prior to the grant date, and rounding up to the nearest whole unit.

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Long-Term Incentive Compensation
Our equity award program is the primary vehicle used to differentiate compensation and for offering long-term incentives to our NEOs. Prior to the initial public offering (“IPO”) of our Class A common stock, our equity-based incentives were granted to our NEOs in the form of stock options with time-based vesting (except for the October 2021 grant of restricted stock units to our CGO, which is subject to time-based vesting, and the January 2021 option award to our CEO which includes a mix of performance and time-based vesting). Beginning in 2022, we granted a mix of stock options and restricted stock units. Equity awards granted to our NEOs generally vest over four years, subject to their continued service. We believe that equity awards align the interests of our NEOs with our stockholders, provide our NEOs with incentives linked to long-term performance, and foster an ownership mentality. In addition, the long-term vesting features of our equity awards support our belief in management longevity because they create retentive hold.
The table below outlines the equity awards granted to our CFO in 2022:

	# of Shares Granted
Executive	Stock Options	Restricted Stock Units
Claire McDonough – CFO	159,746	79,873
In light of our CFO’s ongoing leadership and contributions to our success, in August 2022, the Compensation Committee granted our CFO 79,873 restricted stock units and an option to purchase 159,746 shares of our Class A common stock. The option has an exercise price per share of $38.23, the closing price of our Class A common stock on the grant date. The size of the restricted stock unit and option grants were determined by the Compensation Committee after its review of the aggregate vested and unvested holdings of our CFO in comparison with other senior leaders and competitive grant values for similarly situated executives at our peer group companies. The restricted stock units and options vest over four years subject to our CFO’s continued service to us.
The Compensation Committee did not grant stock options or restricted stock units to our CEO in 2022 because the 2021 CEO Equity Award described below was intended to cover multiple years of his equity compensation. The Compensation Committee did not grant stock options or restricted stock units to our CGO in 2022 because the stock options and restricted stock units granted to him in 2021 were intended to cover multiple years of his equity compensation.
2021 CEO Performance Award
In January 2021, our Board of Directors and stockholders approved an equity award to our CEO consisting of a time-based option to purchase 6,785,315 shares of our common stock and a performance-based option to purchase up to 20,355,946 shares of our common stock (the “2021 CEO Equity Award”).
Our Board of Directors, in consultation with Compensia, an independent compensation consultant, considered a number of factors in determining whether to grant the 2021 CEO Equity Award as well as the equity award’s terms and conditions. Such factors included our CEO’s then-current ownership interest in the Company, the proportion of such ownership interest that was fully vested, external market data for similarly situated executives among comparable companies, and the Company’s interest in incentivizing our CEO to deliver on the Company’s strategy and align his long-term interests with those of our stockholders.
The time-based option vests in six equal installments on each of the first through sixth anniversaries of the IPO, which occurred in November 2021, subject to continued service to us. The performance-based option vests in twelve installments contingent on the achievement of four stock price goals over a performance period that commences in January 2027 and ends in January 2031 as set forth in the table below. The four stock price goals are, on a price-per share basis (calculated based on an average over an applicable 90 consecutive trading-day period), $110, $150, $220, and $295, in each case as adjusted to reflect the impact of any stock dividends, stock splits, recapitalization or other changes in the corporate structure of the Company. Such stock prices reflect performance-based goals of approximately 5x to 13x increases in our stock price based on the fair market value of a share of our Class A common stock on the date of grant, which was $21.72.
In an effort to reward sustained performance over time, achievement of the stock price goals will be assessed on each of three assessment dates: the sixth, eighth, and nine-year and sixth month anniversaries of the grant date, with up to 1/3 of the applicable performance-based portion of the award being eligible to vest on each assessment date, or subsequent to each such assessment date if the relevant stock price goal is achieved following such assessment date and during the performance period. For the purposes of clarity, the first assessment date of the performance-based portion of the award has not yet occurred and, as such, no options underlying such portion of the award have vested, and will not begin vesting until January 19, 2027 at the earliest, which is the first potential vesting date.

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Price Per Share Goal[1]	Number of Shares that Vest if Such Price Per Share Goal is Met or Exceeded on or after January 19, 2027	Number of Shares that Vest if Such Price Per Share Goal is Met or Exceeded on or after January 19, 2029	Number of Shares that Vest if Such Price Per Share Goal is Met or Exceeded on or after July 19, 2030	Total Number of Shares if Such Price Per Share Goal is Met or Exceeded During Period from January 19, 2027 to the Expiration of the Option Award

$110.00	1,130,885	1,130,885	1,130,887	3,392,657
$150.00	1,130,886	1,130,886	1,130,886	3,392,658
$220.00	2,261,771	2,261,771	2,261,773	6,785,315
$295.00	2,261,772	2,261,772	2,261,772	6,785,316
Total:				20,355,946
(1)The “Price Per Share Goal” is measured over a 90 consecutive trading day period, beginning on the 89th trading day prior to January 19, 2027 and continuing through to the expiration date of the option award, and was intended as of the grant date to approximate a market capitalization of the Company of $75 billion, $100 billion, $150 billion and $200 billion, respectively.
The options each have a ten-year term and generally become exercisable as they vest. The options are also subject to certain forfeiture and accelerated vesting provisions with respect to all or a portion of the award in the event of a change of control combined with a change in role or termination of service.
Other Compensation Information and Benefits
Health and Welfare Benefits and Retirement Savings
All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our NEOs.
U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Internal Revenue Code (the “IRS Code”). Our 401(k) plan provides for an employer matching contribution equal to 50% of the first four percent of eligible compensation (up to the applicable limits under the IRS Code) contributed to the plan by an employee, including an NEO.
In addition, we provide cell phone and internet allowances for our U.S. full-time employees, including our NEOs. The actual cell phone and internet allowance amounts paid to our NEOs for 2022 are set forth below in the “All Other Compensation” column of the 2022 Summary Compensation Table.
Perquisites and Other Personal Benefits
We provide our NEOs perquisites and other personal benefits when we determine that the perquisites or personal benefits will serve to incentivize our NEOs or allow our NEOs to work more efficiently.
Our NEOs are allowed to bring family members on chartered aircraft when there are otherwise open seats, but there was no incremental cost to us in 2022 as a result of any such family members. We may also provide certain relocation benefits and/or reimbursements for our NEOs in connection with their relocation to one of our offices. In addition, beginning in 2021, all of our NEOs were eligible to participate in our R1T Employee Early Adopter Program. Under this program, in which all U.S.-based full-time employees were invited to participate, we provided our employees, including our NEOs, an opportunity to purchase early production R1T Launch Edition vehicles and we pay a cash subsidy for those who participate for a period of up to two years. All of our NEOs participated in this program in 2021 and 2022.
Because of the high visibility of our Company, our Compensation Committee has authorized security for our CEO and his family to address safety concerns due to specific threats to safety arising directly as a result of his position as our Founder and CEO. We require these security measures for the Company's benefit because of the importance of our CEO to Rivian and we believe that the scope and costs of these security programs are appropriate and necessary. Our Compensation Committee, with the assistance of an independent third-party security expert, evaluated this security program prior to implementation and again during 2022 and intends to evaluate the security program at least annually.
Under the security program, we pay for costs related to personal security for our CEO and his family at his residences and during personal travel, including the annual costs of security personnel for his protection, and the procurement, installation, and maintenance of certain security measures at his residences.
The costs related to personal security for our CEO at his residences pursuant to his overall security program are reported as other compensation in the "All Other Compensation" column of the 2022 Summary Compensation Table.

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Employment Agreements and Severance and Other Benefits Payable Upon Termination of Employment or Change in Control
In preparation for our IPO, we reviewed our NEO’s employment terms to ensure we aligned our approach with best practices and to help ensure continuity at the executive leadership level while remaining competitive with our peers. Based upon this review, we entered into new employment agreements with each of our NEOs, setting forth the terms and conditions of each NEO’s employment with us, including initial base salary, target annual incentive bonus opportunity, standard employee benefits eligibility, certain severance provisions described below and, with respect to our CEO, certain perquisites and personal benefits described above.
CEO Employment Agreements
We entered into an employment agreement with our CEO in November 2021 (the “CEO Employment Agreement”), pursuant to which he serves as our Chief Executive Officer. The CEO Employment Agreement has an initial term of three years from the effective date of the agreement, and will automatically renew for successive one-year terms unless either party provides notice of termination of our CEO’s employment no later than 90 days’ before the expiration of the initial or extended term, as applicable. Our CEO will receive pay and benefits in lieu of the notice period if our Board of Directors approves a waiver of the 90-day notice requirement.
The CEO Employment Agreement provides that in the event of our CEO’s termination of employment due to death or disability, our CEO will be entitled to receive: (i) continued payment of his base salary through the end of the 12th consecutive month following his termination and a pro-rated annual incentive bonus based on the bonus most recently paid or becoming payable to him; and (ii) continued provision of any health, dental, and vision benefits to his eligible dependents for one year following the date of termination, or in the discretion of the Company, an amount equal to the cost of continued coverage for one year under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).
In addition, the CEO Employment Agreement provides that in the event of our CEO’s termination of employment by us without Cause or his resignation for Good Reason (as these terms are defined in the CEO Employment Agreement), in either case, other than during the Change in Control Period (as defined below), or due to our failure to renew the initial term or an extended term of the employment agreement, as applicable, then, subject to our CEO’s execution of a release of claims and his continued compliance with the restrictive covenants and confidentiality obligations set forth in the CEO Employment Agreement, our CEO will be entitled to receive:
•continued base salary for a period of 12 months after his termination;
•a pro-rated annual incentive bonus (based on the number of days he was employed during the calendar year of his termination) using the greater of his target annual incentive bonus amount or the annual bonus he would have earned had he remained employed with us through the end of the calendar year; and
•a lump sum payment equal to the amount the Company would have otherwise contributed towards his group health plan premiums as an active employee for a 12-month period.
In the event of our CEO’s termination of employment by us without Cause or his resignation for Good Reason, in either case, during the period beginning three months prior to a Change in Control (“CIC”) (as defined in our 2021 Incentive Award Plan) and ending 12 months after a CIC (such period, the “Change in Control Period”), then, subject to our CEO’s execution of a release of claims and his continued compliance with the restrictive covenants and confidentiality obligations set forth in the CEO Employment Agreement, our CEO will be entitled to receive:
•a lump sum cash payment equal to 12 months of his annual base salary;
•a pro-rated annual incentive bonus (based on the number of days he was employed during the calendar year of his termination) using the greater of his target annual incentive bonus amount or the annual incentive bonus he would have earned had he remained employed with us through the end of the calendar year;
•a lump sum payment equal to the amount the Company would have otherwise contributed towards his group health plan premiums as an active employee for a 12-month period; and
•full, accelerated vesting and exercisability, if applicable, of each of his then-outstanding and unvested equity awards, excluding (i) the equity award granted to him in January 2021 and (ii) any awards that vest in whole or in part based on the attainment of performance-vesting conditions.
CFO and CGO Employment Agreements
As noted above, in connection with the IPO, we entered into employment agreements with our executive officers, including our CFO and CGO (each an “NEO Employment Agreement”). The NEO Employment Agreements share common terms and include the following provisions.
In the event we terminate the CFO or CGO without Cause, or if they resign for Good Reason (as these terms are defined in the NEO Employment Agreements), then, subject to execution of a release of claims and continued compliance with the

30	Rivian 2023 Proxy Statement

restrictive covenants and confidentiality obligations set forth in the NEO Employment Agreements, they would be entitled to receive:
•continued base salary for a period of 12 months after their termination or, in the event such termination occurs within a Change in Control Period, a lump sum cash payment equal to 12 months of their annual base salary;
•a pro-rated portion (based on the number of days they were employed during the calendar year of their termination) of the annual incentive bonus they would have earned had they remained employed with us through the end of the calendar year;
•a lump sum payment equal to the amount the Company would have otherwise contributed towards their group health plan premiums as an active employee for a 12-month period; and
•in the event such termination occurs within a Change in Control Period, full, accelerated vesting and exercisability, if applicable, of all then-outstanding and unvested equity awards, excluding awards that vest in whole or in part based on the attainment of performance-vesting conditions.
See “Potential Payments Upon Termination or Change in Control” on page 36 for the quantification of the severance and change in control benefits described above.
Deductibility of Executive Compensation
Generally, Section 162(m) of the IRS Code limits the amount we may deduct from our federal income taxes for compensation paid to our CEO, our other NEOs and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) of the IRS Code to $1 million per individual per year. In approving the amount and form of compensation for our NEOs in the future, we intend to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the IRS Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our judgment, authorize compensation payments that will or may not be deductible when we believe that such payments are appropriate to attract, retain, or motivate executive talent.
Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Section 280G, 4999, or 409A of the IRS Code. If any of the payments or benefits provided for under the employment agreements or otherwise payable to an NEO would constitute “parachute payments” within the meaning of Section 280G of the IRS Code and could be subject to the related excise tax, the NEO would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO.
Short Sales, Hedging, and Pledging Policies
We have an Insider Trading Compliance Policy that prohibits all of our directors, executive officers, and employees from, among other things, engaging in short sales, hedging, or similar transactions designed to decrease the risks associated with holding equity in Rivian, unless otherwise approved by our Board of Directors. This prohibition encompasses transactions in options (other than options granted under our equity compensation plans), prepaid variable forward contracts, equity swaps, collars, and exchange funds with respect to Rivian securities. Our Insider Trading Compliance Policy also prohibits purchasing on margin as well as pledging Rivian securities as collateral to secure loans, unless otherwise approved by our Board of Directors. As of May 1, 2023, our Board of Directors has not approved any such transactions.
Employee Compensation Risks
The Compensation Committee oversees management of risks relating to our compensation plans and programs. Our management and the Compensation Committee have assessed the risks associated with our compensation policies and practices for all employees, including our NEOs. Our plans and programs include certain features that help mitigate the likelihood of excessive risk-taking, which include: (i) a pay program at the executive level that emphasizes long-term incentive compensation that is based on the Company’s stock price performance and vests over multiple years; (ii) long-term incentive compensation for the majority of employees that is not highly leveraged; (iii) the Compensation Committee retains discretion in determining annual incentive bonus payouts, if any; and (iv) the Compensation Committee reviews and approves incentive bonus targets, which include objectives that are linked to external guidance. Based on the results of this assessment, we do not believe that our compensation plans and programs for all employees, including our NEOs, create risks that are reasonably likely to have a material adverse effect on the Company.

Rivian 2023 Proxy Statement	31

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sanford Schwartz (Chair)
Karen Boone

32	Rivian 2023 Proxy Statement

Compensation of our Named Executive Officers
2022 Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Robert J. Scaringe Chief Executive Officer	2022	650,000	—	2,267	—	182,000	180,518	1,014,785
	2021	650,000	—	—	421,364,482	—	126,197	422,140,679
	2020	650,000	650,500	—	—	—	—	1,300,500
Claire McDonough Chief Financial Officer	2022	438,462	—	3,055,071	3,373,836	122,769	19,400	7,009,538
	2021	367,692	—	—	31,170,000	—	96,322	31,634,014
Jiten Behl Chief Growth Officer	2022	438,462	—	1,526	—	122,769	20,537	583,294
	2021	400,000	—	1,178,876	20,783,650	—	10,695	22,373,221
	2020	400,000	300,000	—	365,000	—	5,700	1,070,700

(1)For 2022, the annual incentive bonus was paid in the form of fully vested restricted stock units and the amounts represent the amount that the aggregate grant date fair value of the restricted stock units, computed in accordance with ASC Topic 718, exceeds the amount of the annual incentive bonus award. With respect to our CFO, the amount reported also includes the grant date fair value of 79,873 restricted stock units, computed in accordance with ASC Topic 718, that were granted in August 2022. The grant date fair value of the restricted stock units is based on the closing price of our Class A common stock on the grant date, as further described in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(2)The amount reported represents the aggregate grant date fair value of stock options granted to our CFO in August 2022, computed in accordance with ASC Topic 718. The assumptions used in calculating the fair value of the stock options are set forth in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(3)The amounts represent the annual incentive bonuses earned by the NEOs for 2022. These bonuses were paid to the NEOs in the first quarter of 2023 in the form of fully vested restricted stock units.
(4)The following table provides the amounts of other compensation paid to, or on behalf of, NEOs during 2022 included in the “All Other Compensation” column:

Name	401(k) Matching Contributions ($)	Cell Phone Allowances ($)	Internet Allowances ($)	Gifts ($)	R1T Early Employee Adopter Program Payments ($)	Security Services ($)	Total ($)

Robert J. Scaringe	—	—	—	1,044	24,000	155,474	180,518
Claire McDonough	6,100	650	650	—	12,000	—	19,400
Jiten Behl	2,887		650	—	17,000	—	20,537
For 2021, the amount reported under “All Other Compensation” for our CFO includes an additional $14,143 of relocation reimbursements that was inadvertently not reflected in the prior year proxy statement.

Rivian 2023 Proxy Statement	33

Grants of Plan-Based Awards in Fiscal 2022
The following table provides supplemental information relating to grants of plan-based awards made during the fiscal year ended December 31, 2022, to help explain information provided above in our 2022 Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during the fiscal year ended December 31, 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(4)

Robert J. Scaringe		24,375	325,000	487,500
Claire McDonough		16,442	219,231	328,846
	8/16/2022							79,873	—	—	3,053,545
	8/16/2022							—	159,746	38.23	3,373,836
Jiten Behl		16,442	219,231	328,846
(1)Represents the potential payments under our performance-based annual incentive program for fiscal year 2022. The threshold, target and maximum amounts are based on a percentage of the NEO’s fiscal year 2022 base salary. The threshold amount represents the amount payable upon achievement of a single performance target at the minimum level, and the maximum amount represents the amount payable upon achievement of each performance target at the maximum level. As described in Executive Compensation—Elements of Executive Pay and 2022 Compensation under the heading “Annual Incentive Bonus,” the Compensation Committee determined to pay annual incentive bonuses for our NEOs for fiscal year 2022 at 56% of the target bonus amount in the form of fully vested restricted stock units.
(2)Subject to continued service to us, restricted stock units vest in 16 equal quarterly installments commencing on August 15, 2022.
(3)Subject to continued service to us, options vest and become exercisable as to 25% of the underlying shares of Class A common stock subject to the option on each of the first four anniversaries of August 8, 2022.
(4)The amounts represent the aggregate grant date fair value of restricted stock units and stock options granted during 2022. The assumptions used in calculating the fair value of the restricted stock units and stock options are set forth in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

34	Rivian 2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2022
The following table lists all outstanding equity awards, including unexercised options, stock that has not vested, and equity plan incentive awards held by our NEOs as of December 31, 2022.

			Option Awards					Stock Awards
Name	Vesting Commence-ment Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Robert J. Scaringe	2/14/2019	(2)	7,612,150	1,087,400		2.63	3/15/2029
		(3)	1,000,000		—	3.36	7/8/2029
	1/19/2021	(4)			20,355,946	21.72	1/19/2031
	1/19/2021	(5)	1,130,885	5,654,430		21.72	1/19/2031
Claire McDonough	2/1/2021	(6)	137,500	600,000		21.72	1/26/2028
	8/8/2022	(8)		159,746		38.23	8/16/2032
	8/15/2022	(9)						74,881	1,380,057
Jiten Behl		(3)	95,000	—		2.85	6/20/2026
		(3)	37,500	—		2.85	4/25/2027
		(3)	12,500	—		2.85	8/4/2027
		(3)	25,000	—		2.85	10/9/2027
		(3)	250,000	—		3.36	7/8/2029
	7/8/2019	(7)	187,500	62,500	—	3.36	7/8/2029
	12/16/2020	(7)	31,250	62,500		7.68	12/16/2027
	8/23/2021	(7)	60,000	180,000		38.86	8/23/2028
	11/15/2021	(9)						15,000	276,450
(1)Value of restricted stock units calculated by multiplying $18.43, the closing price of our Class A common stock on December 30, 2022, by the number of restricted stock units outstanding.
(2)12.5% of the shares underlying the option vest on each 6-month anniversary from the vesting commencement date, subject to our CEO’s continued employment with us through the applicable vesting date.
(3)Fully vested.
(4)Option that vests based on the achievement of stock price hurdles, as described in Executive Compensation—Elements of Executive Pay and 2022 Compensation under the heading “2021 CEO Performance Award.”
(5)The option vests in six equal installments on each anniversary of the vesting commencement date, which was the date of the IPO of our Class A common stock, subject to continued service to us.
(6)Option vests as to 20% of the underlying shares of Class A common stock subject to the option on each of the first five anniversaries of the vesting commencement date, subject to continued service to us.
(7)Option vests as to 25% of the underlying shares of Class A common stock subject to the option on each of the first four anniversaries of the date of grant, subject to continued service to us. On October 30, 2021, our Compensation Committee increased the exercise price of the option originally granted on August 23, 2021. No other terms of the option changed. The revised exercise price is reflected in the table.
(8)Option vests as to 25% of the underlying shares of Class A common stock subject to the option on each of the first four anniversaries of the date of grant, subject to continued service to us.
(9)Restricted stock units vest in 16 substantially equal quarterly installments commencing on the vesting commencement date, subject to continued service to us.

Rivian 2023 Proxy Statement	35

Option Exercises and Stock Vested in Fiscal 2022
The following table provides information regarding stock option exercises and vested stock awards during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Robert J. Scaringe	—	—	—	—
Claire McDonough	12,500	166,000	4,992	171,625
Jiten Behl	61,250	1,921,414	3,750	158,350
(1)Represents the difference between the closing price per share of our Class A common stock on the date of exercise and the exercise price of the options.
(2)Reflects the product of the number of shares of common stock vested multiplied by the closing price of our Class A common stock on the vesting date.
Potential Payments Upon Termination or Change in Control
As described above, we have entered into employment agreements with each of our NEOs. The following table quantifies the benefits payable to our NEOs upon certain terminations of employment using the assumptions set forth below.

Name	Cash Severance ($)	COBRA Premiums ($)	Equity Acceleration ($)(1)	Total Potential Payment ($)(2)

Robert J. Scaringe
Qualifying Termination	975,000	13,869	0	988,869
Qualifying Termination in Connection with a CIC	975,000	13,869	17,180,920	18,169,789
Claire McDonough
Qualifying Termination	572,769	17,083	0	589,852
Qualifying Termination in Connection with a CIC	572,769	17,083	1,380,057	1,969,909
Jiten Behl
Qualifying Termination	572,769	7,353	0	580,122
Qualifying Termination in Connection with a CIC	572,769	7,353	1,890,200	2,470,322
(1)Represents the difference between $18.43, the closing price of our Class A common stock on December 30, 2022, less any exercise price multiplied times the number of shares underlying the equity award for which vesting would be accelerated.
(2)Amounts shown constitute the maximum potential payment the NEO would have received as of December 31, 2022. Amounts of any reduction pursuant to the parachute payment best pay provision, if any, would be calculated upon actual termination of employment.

36	Rivian 2023 Proxy Statement

CEO Pay Ratio
In accordance with Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.
•The median of the annual total compensation of our employees (other than our CEO) was $117,659 in 2022.
•The total annual compensation of our CEO, as reported in the Summary Compensation Table, was $1,014,785 in 2022.
•Based on the foregoing, the ratio of the annual total compensation of our CEO and the median of the annual total compensation of our employees was 8.6 to 1.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median compensated employee and calculating the pay ratio allows companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio we report may not be comparable to the pay ratio reported by other companies.
Identifying the Median Employee
We used December 31, 2022 as the date to determine our workforce for purposes of determining the median compensated employee. As of December 31, 2022, our workforce consisted of approximately 14,118 employees, with 13,757 employees (97.4%) based in the U.S. and 361 employees (2.6%) based in jurisdictions outside the U.S. The de minimis exception to the pay ratio rules allows us to exclude up to 5% of our employees based in jurisdictions outside of the U.S. Pursuant to this exception, we excluded all of our non-U.S.-based employees. As of December 31, 2022, our non U.S.-based employee locations and the number of employees in each location were as follows: Belgium - 1; Canada - 160; Denmark - 2; Germany - 20; Ireland - 1; Mexico - 5; Netherlands - 32; Serbia - 15; Switzerland - 2; and United Kingdom - 123.
To determine median employee compensation, we utilized the amount reported in Box 5 on Form W-2 Wage and Tax Statement for each U.S. employee on the Company’s payroll as of December 31, 2022. We captured all full-time, part-time, and temporary U.S. employees employed by us on December 31, 2022. We annualized compensation for permanent full-time and part-time employees who were not employed by us for all of 2022. We believe that Form W-2 compensation is a consistently applied compensation measure because it is readily available and represents a reasonable measure of total annual compensation.
Determining Annual Total Compensation
We determined annual total compensation for our median compensated employee by obtaining compensation data for this employee consistent with the methodology we use to calculate total compensation as it appears in the Summary Compensation Table. We determined annual total compensation for our CEO using the amount reported in the Summary Compensation Table.

Rivian 2023 Proxy Statement	37

Pay Versus Performance
In accordance with Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationships between compensation actually paid to named executive officers and Company performance. In this section, we refer to “Compensation Actually Paid” and other terms used in the applicable SEC rules. The dollar amounts reported as Compensation Actually Paid are computed in accordance with applicable SEC rules, and it is important to recognize that these amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable years.
In the table below, the compensation values presented under the Summary Compensation Table column and the Compensation Actually Paid column are calculated differently. The Summary Compensation Table compensation values include the accounting fair value of equity awards granted in the year shown (at the time the grant was made), whereas the Compensation Actually Paid values include a revaluation of current year grants at year-end, plus the year-over-year change in the fair value of multiple years of historical equity grants, valued at different times during the year. As Compensation Actually Paid includes multiple years of grants, the calculation of Compensation Actually Paid each year is heavily impacted by the change in the price of our Class A common stock, and therefore, may be higher or lower than the Summary Compensation Table compensation values.

Year	Summary compensation table total for PEO(1) ($)	Compensation actually paid to PEO (1)(2) ($)	Average summary compensation table total for non-PEO named executive officers(1) ($)	Average compensation actually paid to non-PEO named executive officers (1)(3) ($)	Value of initial fixed $100 investment based on:		Net loss ($)	Unit Cash COGS(5) ($)
					Total shareholder return (4) ($)	Peer group total shareholder return (4) ($)

2022	1,014,785	(1,991,817,641)	3,796,416	(51,055,180)	18.30	65.34	(6,752,000,000)	166,543
2021	422,140,679	2,339,784,810	18,107,278	44,605,170	102.94	94.48	(4,688,000,000)	296,077
(1)The NEOs included in the table above were:

Year	Principal Executive Officer (PEO)	Non-PEO NEOs

2022	Robert J. Scaringe	Claire McDonough and Jiten Behl
2021	Robert J. Scaringe	Claire McDonough, Jiten Behl and Ryan Green
Ryan Green was our former Chief Financial Officer until January 2021 and our former Senior Vice President and Corporate Controller until May 2021.
(2)The amounts are computed in accordance with ASC Topic 718. The assumptions used in calculating the fair value are set forth in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. To calculate Compensation Actually Paid for the PEO, the following adjustments were made to Summary Compensation Table total compensation, calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown:

PEO	2022	2021
Summary Compensation Table Total for PEO	1,014,785	422,140,679
Less, value of equity awards reported in the Summary Compensation Table	(2,267)	(421,364,482)
Plus, year-end fair value of equity awards granted during applicable year that are unvested	—	1,883,836,185
Change, in fair value of equity awards granted in prior years that are unvested	(1,723,047,376)	407,989,700
Change, in fair value of equity awards granted in prior years that vested in the year	(269,782,783)	47,182,728
Compensation Actually Paid for PEO	(1,991,817,641)	2,339,784,810

38	Rivian 2023 Proxy Statement

(3)The amounts are computed in accordance with ASC Topic 718. The assumptions used in calculating the fair value are set forth in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. To calculate average Compensation Actually Paid for the non-PEO NEOs, the following adjustments were made to Summary Compensation Table total compensation, calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown:

Non-PEO NEOs	2022	2021
Summary Compensation Table Average for Non-PEO NEOs	3,796,416	18,107,278
Less, value of equity awards reported in the Summary Compensation Table	(3,215,217)	(17,710,842)
Plus, year-end fair value of equity awards granted during applicable year that are unvested	1,302,361	27,672,382
Change, in fair value of equity awards granted in prior years that are unvested	(34,773,808)	14,855,104
Plus, fair value as of vesting date of equity awards granted and vested in the year	87,734	—
Change, in fair value of equity awards granted in prior years that vested in the year	(18,252,666)	1,903,203
Less, fair value of equity awards that failed to meet vesting conditions in the year	—	(221,955)
Compensation Actually Paid for Non-PEO NEOs	(51,055,180)	44,605,170
(4)Total shareholder return is cumulative for the measurement periods beginning at market close on November 10, 2021, which is the first day our Class A common stock began trading. The peer group for purposes of this table is the NASDAQ OMX Global Automotive index as presented in Item 5 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(5)Unit Cash COGS is a non-GAAP financial measure and is defined generally as cost of goods sold less depreciation, stock based compensation, and loss reserve, divided by the total number of units delivered. We measure Unit Cash COGS for the fourth quarter. The following table sets forth an unranked list of the most important measures used by the Company to link Compensation Actually Paid to our NEOs for 2022 to Company performance. For further information regarding these measures, please see “Compensation Discussion and Analysis” beginning on page 22.

Performance Measures
Vehicle Production
Unit Cash COGS (R1 and EDV Combined)
Cash Opex
Product Development
Relationship between Compensation Actually Paid and Financial Performance Measures
In accordance with Item 402(v) of Regulation S-K, we are providing the following charts to show the relationships between information presented in the Pay Versus Performance table above. A significant portion of our executive compensation program is comprised of equity awards, and Compensation Actually Paid was most strongly affected by our stock price performance, as reflected in the equity award valuations required by SEC rules. Strong stock price performance as of fiscal year end 2021 resulted in increased values of Compensation Actually Paid for our NEOs and declining stock price performance as of fiscal year end 2022 resulted in overall negative values of Compensation Actually Paid.

Rivian 2023 Proxy Statement	39

Compensation Actually Paid Versus Company and Peer Group Total Shareholder Return

$3,000,000,000
$2,000,000,000
$1,000,000,000
$0
-$1,000,000,000
-$2,000,000,000
-$3,000,000,000
Compensation Actually Paid
$125
$100
$75
$50
$25
$—
$(25)
Total Shareholder Return
2021
2022
CAP - PEO
CAP- Avg. NEO
TSR
Peer-TSR

Compensation Actually Paid Versus Net Loss

$3,000,000,000
$2,000,000,000
$1,000,000,000
$—
$(1,000,000,000)
$(2,000,000,000)
$(3,000,000,000)
Compensation Actually Paid
$2,000,000,000
$1,000,000,000
$—
$(1,000,000,000)
$(2,000,000,000)
$(3,000,000,000)
$(4,000,000,000)
$(5,000,000,000)
$(6,000,000,000)
$(7,000,000,000)
Net Income
2021
2022
CAP - PEO
CAP- Avg. NEO
Net Income

40	Rivian 2023 Proxy Statement

Compensation Actually Paid Versus Unit Cash COGS (R1 and EDV Combined)

Compensation Actually Paid
$3,000,000,000
$2,000,000,000
$1,000,000,000
$—
$(1,000,000,000)
$(2,000,000,000)
$(3,000,000,000)
Unit Cash COGS
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
2021
2022
CAP-PEO
CAP-Avg. NEO
Unit Cash COGS

Rivian 2023 Proxy Statement	41

Equity Compensation Plan Information
We currently maintain three equity compensation plans: the 2015 Long-Term Incentive Plan (the “2015 Plan,”), the 2021 Incentive Award Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The following table provides information on the number of shares of our Class A common stock to be issued upon payout of outstanding awards and the number of shares remaining available for future award grants under these equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities in first column)(2)

Equity compensation plans approved by security holders	98,381,252	$12.98	(1)	150,596,231
Equity compensation plans not approved by security holders	—	—		—
Total	98,381,252	$12.98		150,596,231
(1)As of December 31, 2022, the weighted average exercise price of outstanding options under the 2015 Plan and the 2021 Plan was $12.98.
(2)Includes 122,924,804 shares available for future issuance under the 2021 Plan and 27,671,427 shares available for issuance under the 2021 ESPP. As of November 8, 2021, in connection with our IPO, no further grants are made under the 2015 Plan. The 2021 Plan provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 5% of the aggregate number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A common stock as is determined by the our Board of Directors (but no more than 730,000,000 shares may be issued upon the exercise of incentive stock options). The 2021 ESPP provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 1% of the aggregate number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A common stock as is determined by our Board of Directors, provided that no more than 185,000,000 shares may be issued under the 2021 ESPP. Up to a maximum of 11,104,506 shares may be purchased in the current offering period which runs through May 20, 2023 under the 2021 ESPP, based on enrollment as of December 31, 2022, which are not captured in the Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights column.

42	Rivian 2023 Proxy Statement

Director Compensation
The following table sets forth information concerning the compensation earned or paid to our non-employee directors during the fiscal year ended December 31, 2022. Dr. Scaringe is compensated as an employee for service as our Chief Executive Officer and does not receive additional compensation for his service as a member of our Board of Directors. See “Compensation of our Named Executive Officers—2022 Summary Compensation Table” for information regarding his compensation as our employee.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(2)	Total ($)

Karen Boone	110,000	263,755	373,755
Sanford Schwartz	77,500	262,549	340,049
Pamela Thomas-Graham	77,500	262,549	340,049
Rose Marcario	65,000	262,073	327,073
Jay Flatley	70,000	259,661	329,661
Peter Krawiec	50,000	261,501	311,501
Harald Kroeger(3)	18,342	484,097	502,439
(1)Amounts reported for Ms. Boone, Mr. Schwartz, Ms. Thomas-Graham, Ms. Marcario, Mr. Krawiec and Mr. Kroeger include the value of restricted stock units granted in lieu of cash fees at the election of each director.
(2)Amounts reported represent (i) an annual award of 8,960 restricted stock units with an aggregate grant date fair value of $259,661 awarded to each of our non-employee directors (other than Mr. Kroeger) in June 2022, which restricted stock units will vest on the one-year anniversary of the grant date, subject to the director’s continued service to us, (ii) for Mr. Kroeger, an initial award in August 2022 of 7,987 restricted stock units (the “Initial Long-Term Award”) with an aggregate grant date fair value of $264,050, which were scheduled to vest in equal annual installments on the next three anniversaries of August 15, 2022 and of 6,656 restricted stock units (the “Initial Short-Term Award”) with an aggregate grant date fair value of $220,047, which were scheduled to vest on the date of the Annual Meeting, in each case, subject to his continued service to us, and (iii) the amount that the aggregate grant date fair value of the restricted stock units granted, computed in accordance with ASC Topic 718, exceeds the amount of cash fees the director otherwise would have received on July 20, 2022, which excess amount is $4,094 for Ms. Boone, $2,888 for Mr. Schwartz, $2,888 for Ms. Thomas-Graham, $2,412 for Ms. Marcario and $1,840 for Mr. Krawiec. The grant date fair value is based on the closing price of our Class A common stock on the grant date, as further described in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
The table below shows the aggregate number of outstanding unvested stock awards and shares subject to unexercised options held as of December 31, 2022 by each non-employee director.

Name	Number of Stock Awards Outstanding (#)	Number of Option Awards Outstanding (#)

Karen Boone	8,960	60,000
Sanford Schwartz	8,960	60,000
Pamela Thomas-Graham(3)	8,960	60,000
Rose Marcario(4)	8,960	60,000
Jay Flatley(5)	8,960	60,000
Peter Krawiec	8,960	60,000
As of December 31, 2022, our non-employee directors held the following vested but deferred restricted stock units: 2,482 for Ms. Boone; 1,466 for Mr. Marcario; and 1,748 for Mr. Schwartz.
(3)Mr. Kroeger was appointed to our Board of Directors in August 2022 and resigned from our Board of Directors in December 2022 as described on page 15. In connection with his resignation and in recognition of his service to us, the Board of Directors approved the accelerated vesting of 2,662 restricted stock units (corresponding to one-third) of Mr. Kroeger’s Initial Long-Term Award and 2,907 restricted stock units (corresponding to a prorated portion, based on his period of service to us) of Mr. Kroeger’s Initial Short-Term Award. Upon his resignation, Mr. Kroeger forfeited the remaining 5.325 restricted stock units subject to his Initial Long-Term Award and 3,749 restricted stock units subject to his Initial Short-Term Award. Mr. Kroeger’s deferred restricted stock units were settled in December 2022.

Rivian 2023 Proxy Statement	43

Non-Employee Director Compensation Program
Under our non-employee director compensation program (the “Director Compensation Program”) our non-employee directors are eligible to receive cash compensation and equity awards for service on our Board of Directors and committees of our Board of Directors.
Under the Director Compensation Program, our non-employee directors are eligible to receive cash compensation as follows:

Compensation Element	Per Year
Annual Cash Retainer	•$50,000
Lead Independent Director Retainer	•$75,000
Audit Committee Retainer	•$25,000 — Chair •$12,500 — Non-Chair Member
Compensation Committee Retainer	•$20,000 — Chair •$10,000 — Non-Chair Member
Nominating and Governance Committee Retainer	•$15,000 — Chair •$7,500 — Non-Chair Member
Planet and Policy Committee Retainer	•$15,000 — Chair •$7,500 — Non-Chair Member

Each non-employee director may elect to receive all of his or her annual cash retainers in the form of restricted stock units under our 2021 Plan. Elections to convert all of the annual cash retainers into restricted stock units must generally be made on or prior to December 31 of the year prior to the year in which the annual cash retainers are scheduled to be paid, or such earlier deadline as established by the Board of Directors or Compensation Committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments scheduled to be paid in the same calendar year into restricted stock units, provided that the election is made prior to the date the individual becomes a non-employee director. Restricted stock units granted in lieu of the annual cash retainers are fully vested on the grant date which corresponds to the date the cash retainers would otherwise be paid, and cover a number of shares of Class A common stock calculated by dividing the amount of the cash retainers that would otherwise be paid by the average closing price of a share of Class A common stock over the calendar month preceding the grant date (which shares are delivered on the grant date unless otherwise deferred as described in the following sentence). In addition, the Director Compensation Program provides that non-employee directors may elect to defer the settlement of restricted stock units granted to them. Deferred restricted stock units will generally be settled upon the earliest of a Change in Control (as defined in the 2021 Plan), the directors separation from service with us, or the director’s death.
Under the Director Compensation Program, in connection with the initial appointment or election of a non-employee director, each director is automatically granted (a) an award of restricted stock units covering a number of shares of Class A common stock calculated by dividing (i) $250,000 by (ii) the average closing price of a share of Class A common stock over the calendar month preceding the grant date which will vest in equal annual installments over three years and (b) an award of restricted stock units covering a number of shares of Class A common stock calculated by dividing (i) the product of $250,000 multiplied by a fraction, the numerator of which is the number of full months between the date the director commences service on our Board of Directors and the scheduled date of our next annual stockholder meeting, and the denominator of which is 12, by (ii) the average closing price of a share of Class A common stock over the calendar month preceding the grant date which will vest in full on the date of the next annual stockholders meeting. Additionally, on the date of each annual stockholders meeting, each non-employee director is automatically granted an award of restricted stock units covering a number of shares of Class A common stock calculated by dividing (a) $250,000 by (b) the average closing price of a share of Class A common stock over the calendar month preceding the grant date which will vest in full on the one-year annivesary of the grant date.
Each initial award and annual award of restricted stock units, along with any other equity-based awards held by any non-employee director, will vest upon a Change in Control (as defined in the 2021 Plan).
We also reimburse our directors for reasonable out-of-pocket expenses in connection with the performance of his or her duties as a director.

44	Rivian 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to holdings of our Class A common stock and Class B common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock or our Class B common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 24, 2023, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 931,510,010 shares of Class A common stock and 7,825,000 shares of Class B common stock outstanding as of April 24, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 24, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our Amended and Restated Certificate of Incorporation, including estate planning or charitable transfers where exclusive voting control with respect to the shares of Class B common stock is retained by Robert J. Scaringe, our Chief Executive Officer, and transfers to affiliates or certain other related entities of Dr. Scaringe. Once converted or transferred and converted into Class A common stock, the Class B common stock may not be reissued. All the outstanding shares of our Class B common stock will convert automatically into shares of our Class A common stock upon the date that is the earlier of (i) a date fixed by our Board of Directors that is not less than 60 days nor more than 180 days following the death or disability of our Chief Executive Officer, (ii) the five-year anniversary of the date of the closing of our IPO and (iii) the date fixed by our Board of Directors that is no less than 61 days and no more than 180 days following the date that the number of outstanding shares of Class B common stock held by our Chief Executive Officer and certain permitted transferees represents less than 30% of the shares of Class B common stock held by an affiliate of our Chief Executive Officer immediately following our IPO.
Unless otherwise indicated, the address of each beneficial owner listed below is 14600 Myford Road, Irvine, California 92606. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Rivian 2023 Proxy Statement	45

	Shares of Class A Common Stock		Shares of Class B Common Stock		Common Stock Beneficially Owned(3)	Combined Voting Power(4)

Name of Beneficial Owner	Number	Percentage(1)	Number	Percentage(2)	Percentage	Percentage
5% Stockholders (excluding Named Executive Officers and Directors)
Amazon.com NV Investment Holdings LLC(5)	162,086,884	17.3%	—	—%	17.3%	16.0%
Certain funds and accounts advised by T. Rowe Price Associates, Inc.(6)	116,604,950	12.5%	—	—%	12.5%	11.5%
Global Oryx Company Limited(7)	113,934,082	12.1%	—	—%	12.1%	11.2%
Named Executive Officers and Directors
Robert J. Scaringe(8)	15,349,147	1.6%	7,825,000	100%	2.4%	9.2%
Claire McDonough(9)	377,656	*	—	—%	*	*
Jiten Behl(10)	786,541	*	—	—%	*	*
Karen Boone(11)	204,730	*	—	—%	*	*
Sanford Schwartz(12)	159,034	*	—	—%	*	*
Rose Marcario(13)	96,861	*	—	—%	*	*
Peter Krawiec(14)	69,606	*	—	—%	*	*
Jay Flatley(15)	141,576	*	—	—%	*	*
Pamela Thomas-Graham(16)	53,489	*	—	—%	*	*
All current executive officers and directors as a group (8 individuals)(17)	16,452,099	1.7%	7,825,000	100%	2.3%	9.3%
* Less than one percent.
(1)The number and percentage of Class A shares beneficially owned by an individual or entity includes shares of Class A common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 24, 2023, which are considered outstanding Class A common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(2)The number and percentage of Class B shares beneficially owned by an individual or entity includes shares of Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 24, 2023, which are considered outstanding Class B common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(3)The percentage of common stock beneficially owned by an individual or entity includes shares of Class A common stock and Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 24, 2023, which are considered outstanding common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(4)Percentage of “Combined Voting Power” represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single class, as of April 24, 2023. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.
(5)Based on a Schedule 13G filed with the SEC on February 2, 2022 and other information known to the Company. Consists of (i) 158,363,834 shares of Class A common stock and (ii) 3,723,050 shares of Class A common stock issuable upon the exercise of a warrant issued to Amazon.com NV Investment Holdings LLC (“NV Holdings”). NV Holdings is a wholly-owned subsidiary of Amazon.com, Inc., whose address is 410 Terry Avenue North, Seattle, WA 98109. Amazon reports sole voting and dispositive power over all shares beneficially owned by NV Holdings. Peter Krawiec, a member of our Board of Directors, is Senior Vice President of Worldwide Corporate and Business Development at Amazon.com, Inc. and as such could be deemed to share voting control and investment power over shares that may be deemed to be beneficially owned by the entities affiliated with NV Holdings, but disclaims beneficial ownership of such shares.
(6)Based solely on a Schedule 13G/A filed with the SEC on January 10, 2023. Consists of shares of Class A common stock held by funds and accounts for which T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or subadviser, as applicable, with power to direct investments and/or sole power to vote the securities owned by such funds and accounts (with the exception of one advisory fund that retains its own voting authority). TRPA may be deemed to be the beneficial owner of the shares held by such funds and accounts; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA reports sole voting power over 60,403,556 shares of Class A common stock and sole dispositive power over 116,590,060 shares of Class A common stock. T. Rowe Price Growth Stock Fund reports sole voting power over 39,129,173 shares of Class A common stock. The address for these entities is 100 East Pratt Street, Baltimore, MD 21202.

46	Rivian 2023 Proxy Statement

(7)Based solely on a Schedule 13G filed with the SEC on November 24, 2021. Consists of (i) 106,414,600 shares of Class A common stock and (ii) 7,519,482 shares of Class A common stock underlying warrants that are exercisable at an exercise price of $5.72 per share. Global Oryx Company Limited is a subsidiary of Global Oryx Group Holding Company Limited, whose registered address is 15, Esplanade, St. Helier, JE1 1RB, Jersey. Global Oryx Group Holding Company Limited is controlled by its board of directors, which holds ultimate voting and investment power over the shares held by Global Oryx Company Limited.
(8)Consists of (i) 10,830,435 shares of Class A common stock subject to options that are exercisable within 60 days of April 24, 2023, (ii) 4,337,997 shares of Class A common stock held in a family trust, (iii) 4,595 shares of Class A common stock held by a limited liability holding company, (iv) 176,120 shares of Class A common stock held directly, and (v) 7,825,000 shares of Class B common stock held by a limited liability holding company. Dr. Scaringe exercises sole voting and dispositive authority over all shares held by such limited liability company. Does not include an additional 29,316,111 shares of Class A common stock underlying options to purchase Class A common stock not otherwise exercisable within 60 days of April 24, 2023.
(9)Consists of (i) 77,656 shares of Class A common stock and (ii) 300,000 shares of Class A Common Stock subject to options that are exercisable within 60 days of April 24, 2023 held by Ms. McDonough.
(10)Consists of (i) 26,541 shares of Class A common stock and (ii) 760,000 shares of Class A common stock subject to options that are exercisable within 60 days of April 24, 2023 held by Mr. Behl.
(11)Consists of (i) 34,730 shares of Class A common stock held by Ms. Boone, (ii) 113,570 shares of Class A common stock held by The Boone Family Trust dated August 6, 2015, (ii) 8,215 shares of Class A common stock held by The Andrew J. Boone 2021 Grantor Retained Annuity Trust under Irrevocable Trust Agreement dated September 24, 2021, (iii) 8,215 shares of Class A common stock held by The Karen L. Boone 2021 Grantor Retained Annuity Trust under Irrevocable Trust Agreement dated September 24, 2021, and (iv) 40,000 shares of Class A common stock subject to options that are presently exercisable held by Ms. Boone.
(12)Consists of (i) 119,034 shares of Class A common stock and (ii) 40,000 shares of Class A common stock subject to options that are exercisable within 60 days of April 24, 2023 held by Mr. Schwartz.
(13)Consists of (i) 56,861 shares of Class A common stock and (ii) 40,000 shares of Class A common stock subject to options that are exercisable within 60 days of April 24, 2023 held by Ms. Marcario.
(14)Consists of (i) 15,075 shares of Class A common stock held by Mr. Krawiec, (ii) 34,531 shares of Class A common stock held by Erin G. Krawiec 2019 Trust, and (iii) 20,000 shares of Class A common stock subject to options that are exercisable within 60 days of April 24, 2023 held by Mr. Krawiec. Mr. Krawiec is Senior Vice President of Worldwide Corporate and Business Development at Amazon.com, Inc. and as such could be deemed to share voting control and investment power over shares that may be deemed to be beneficially owned by the entities affiliated with Amazon.com NV Investment Holdings LLC, which are identified in footnote (5) above, but disclaims beneficial ownership of such shares.
(15)Consists of (i) 101,576 shares of Class A common stock and (ii) 40,000 shares of Class A common stock subject to options that are exercisable within 60 days of April 24, 2023 held by Mr. Flatley.
(16)Consists of (i) 33,489 shares of Class A common stock and (ii) 20,000 shares of Class A common stock subject to options that are exercisable within 60 days of April 24, 2023 held by Ms. Thomas-Graham.
(17)Consists of (i) 5,121,664 shares of Class A common stock, (ii) 11,330,435 shares of Class A common stock subject to options that are exercisable within 60 days of April 24, 2023, and (iii) 7,825,000 shares of Class B common stock. As of August 8, 2022, Mr. Behl was no longer designated as an executive officer of the Company under Rule 3b-7 of the Exchange Act and the shares beneficially owned by Mr. Behl are not included in this amount.

Rivian 2023 Proxy Statement	47

Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements, and relationships with our directors, executive officers, and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2022, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
Investors’ Rights Agreement
In January 2021, we entered into a Fifth Amended and Restated Investors’ Rights Agreement (the “IRA”) with certain investors, including certain funds and accounts advised by T. Rowe Price Associates, Inc., Global Oryx Company Limited (“Global Oryx”) and NV Holdings, each of which currently holds more than 5% of our capital stock. Robert J. Scaringe, our Chief Executive Officer, Sanford Schwartz, Rose Marcario, Karen Boone, Jay Flatley, Pamela Thomas-Graham and Peter Krawiec, members of our Board of Directors, John Shook and Antony Sheriff, former members of our Board of Directors, and/or certain entities affiliated with them are also parties to the IRA. The IRA imposes certain affirmative obligations on us and also grants certain rights to holders, including certain registration rights with respect to the securities held by them, as well as certain information and observer rights. Certain provisions of the IRA, including the information and observer rights, terminated in connection with our IPO.
Nomination Agreement
In October 2021, we entered into the Nomination Agreement with Amazon pursuant to which we agreed, subject to certain exceptions, to nominate and use our reasonable best efforts to cause the election to our Board of Directors for a three-year term a slate of Class I Directors that includes Peter Krawiec, or such other designee identified by Amazon in accordance with the terms of the Nomination Agreement, at the first annual meeting of our stockholders following our IPO. Notwithstanding the foregoing, the Nomination Agreement did not require any stockholder to vote in a manner that ensures the election of Amazon’s director nominee. Under the terms of the Nomination Agreement, Mr. Krawiec was nominated and elected to serve as a Class I Director at the 2022 Annual Meeting. The Nomination Agreement terminated in accordance with its terms as of the date of the 2022 Annual Meeting.
Senior Secured Floating Rate Notes
In October 2021, Rivian Holdings, LLC, Rivian, LLC and Rivian Automotive, LLC (collectively, the “2026 Note Issuers”) issued $1.25 billion aggregate principal amount of senior secured floating rate notes due 2026 (the “2026 Notes”) pursuant to an indenture (the “2026 Notes Indenture”) between the 2026 Note Issuers, the guarantors party thereto, and the trustee and collateral agent party thereto. The 2026 Notes have a maturity of five years from the date of their original issuance. The 2026

48	Rivian 2023 Proxy Statement

Notes Indenture requires that the 2026 Note Issuers and their restricted subsidiaries, including the guarantors party thereto, comply with a number of customary covenants (including restrictions on incurrence of indebtedness, liens, the making of restricted payments, and dispositions), in each case substantially similar to the corresponding covenants under our senior secured asset based revolving credit facility (the “ABL Facility”). In addition, the 2026 Notes Indenture contains a minimum liquidity covenant (but no other financial covenants) requiring the 2026 Note Issuers to maintain no less than $1.0 billion of liquidity, which liquidity covenant will fall away upon meeting a fixed charge coverage ratio of greater than 1.0 to 1.0 for two consecutive fiscal quarters. Certain funds and accounts advised by T. Rowe Price Associates, Inc. purchased $285 million aggregate principal amount of 2026 Notes in the private placement. T. Rowe Price Associates, Inc. also advises funds and accounts that, collectively, hold more than 5% of our capital stock.
Transactions with Amazon.com NV Investment Holdings LLC and its Affiliates
EDV Agreement
In February 2019, we entered into a commercial letter agreement with Amazon and in September 2019, we entered into a related framework agreement with Amazon Logistics, Inc. (“Logistics”). Amazon is the parent company of both Logistics and NV Holdings. We refer to these agreements, together with any work orders, purchase orders, related agreements, and amendments thereunder or thereto, collectively, as the “EDV Agreement.” Under the EDV Agreement, we and Logistics have agreed to collaborate to design, develop, manufacture, and supply to Logistics EDVs and/or certain component parts and related services for use in Amazon’s last mile delivery operations. We also have agreed under the EDV Agreement that until the fourth anniversary of the Initial Delivery Date, whether or not Logistics purchases any EDVs from us, we will exclusively provide last mile delivery vehicles to Logistics, and from the fourth anniversary to the sixth anniversary of the Initial Delivery Date, Logistics will have a right of first refusal to purchase any last mile delivery vehicles that we produce. The EDV Agreement does not restrict Logistics from developing vehicles or collaborating with, or purchasing similar vehicles from, third parties. Each party generally retains ownership of its respective technology (including inventions, know-how, and designs) and intellectual property rights (including patents, copyrights, and trade secrets) if not developed in connection with the performance of services under a work order, the terms of which shall otherwise govern.
Given the lead time necessary for the production of vehicles, the EDV Agreement contemplates Logistics’ provision to us of longer-term order forecasts and medium-term order plans for planning purposes, all of which are non-binding and subject to amendment or modification. Thereafter, the EDV Agreement provides that Logistics will regularly update its forecast to specify actual product quantities desired, including the specific product mix. In response, we will then provide Logistics with a price quote for the specific quantities and product types requested (excluding final delivery costs) in accordance with the pricing parameters set forth in the EDV Agreement, at which point Logistics, or its affiliated approved purchaser, will issue a purchase order to us for specific quantities and product types. Products to be delivered under the EDV Agreement include EDVs (full vehicles including the top hat and RCV platform), skateboards (the RCV platform without the top hat), and spare parts.
The EDV Agreement does not contain a minimum order quantity or minimum purchase requirements. Additionally, forecasts, order plans, and purchase orders are subject to modification or cancellation upon notice, as set forth in the EDV Agreement. However, in the event that Logistics terminates the EDV Agreement prior to the purchase of a minimum threshold of an aggregate of 100,000 EDVs or skateboards (except, for the avoidance of doubt, a termination for cause due to our material breach), or if we terminate the EDV Agreement due to Logistics’ failure to order an aggregate of at least 10,000 EDVs or skateboards in each of any two consecutive calendar years following the start of production, Logistics is required to reimburse us for our investment costs in accordance with a reimbursement formula set forth in the EDV Agreement, in addition to other applicable wind-down costs. In addition, we would no longer be bound by the exclusivity provisions set forth in the EDV Agreement with respect to the development, manufacture, and sale of skateboards to third-parties.
All EDVs delivered to Logistics will be covered by the bumper-to-bumper comprehensive Rivian warranty unless Logistics elects to opt out of warranty coverage. Pursuant to the EDV Agreement, the maintenance program for Logistics’ EDVs will include: (i) maintenance, repairs, and components covered by the Rivian warranty; and (ii) the forward deployment of spare parts and other replacement parts covered by the Rivian warranty at locations near where any EDVs will be serviced under the Rivian warranty. In addition, we have entered into a Vehicle Services Agreement with Logistics, and we will provide a maintenance program to provide EDV maintenance services not subject to coverage under the Rivian warranty. Pursuant to the EDV Agreement, we will ensure that custom spare parts for the EDVs delivered to Logistics are available for purchase for at least ten years following the model year of such EDV. We will also provide training to Logistics no more than once quarterly on how to safely and efficiently operate the EDVs (including driving and using digital systems) and perform basic daily and routine maintenance.
The EDV Agreement (excluding any work order or purchase order as a part thereof) has a one-year initial term that automatically renews for additional one-year periods unless earlier terminated. If at any time all work orders or purchase orders have been completed or terminated in accordance with their terms and the terms of the EDV Agreement, either party may terminate the EDV Agreement for convenience upon 90 days’ written notice. In addition, either party may terminate the EDV Agreement (excluding any work order or purchase order thereunder) if the other party materially breaches any term of the EDV Agreement and does not cure such breach after 60 days’ written notice. In addition, Logistics has the ability to cancel a purchase order or terminate the EDV Agreement upon the occurrence of certain service-related events, including in

Rivian 2023 Proxy Statement	49

the event that cumulative scheduled maintenance costs, vehicle repair costs, and vehicle downtime exceed agreed upon thresholds set forth in the EDV Agreement.
During the year ended December 31, 2022, we recorded $343 million in revenues from Amazon, primarily related to the sale of EDVs in accordance with the EDV Agreement.
Amazon Web Services Agreements
In 2016, we engaged Amazon Web Services, Inc. (“AWS”), an affiliate of NV Holdings, for the supply of various cloud computing services, including, but not limited to, servers, managed database services, managed analytics, data storage, and networking (collectively, the “Cloud Services”). Each of the Cloud Services has its own fee and payment structure based on the applicable product purchased, but most are purchased on a consumption-based model. We agreed to minimum spend commitments as well as to reference AWS as our “preferred cloud provider” in return for certain service discounts. During the year ended December 31, 2022, we recognized $60 million of expenses for the services pursuant to this agreement.
Warrants
In connection with the EDV Agreement we issued to NV Holdings a warrant to purchase an aggregate of 3,723,050 shares of Series C preferred stock, at an exercise price of $9.089 per share. The warrant automatically converted into a warrant to purchase an equivalent number of shares of our Class A common stock upon the completion of our IPO. The warrant has a cashless exercise provision pursuant to which NV Holdings may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. The warrant also provides for adjustments in the event of specified stock dividends, stock splits, reorganizations, and consolidations. The warrant may be exercised by NV Holdings in whole or in part at any time on or prior to September 16, 2029.
Transactions with Ford Motor Company and its affiliates
Ford Motor Company (“Ford”) was a principal stockholder holding more than 5% of our capital stock and a related party of the Company until May 2022.
In April 2019, we engaged Troy Design and Manufacturing Co. (“TDM”), a wholly owned subsidiary of Ford, for the development, production and supply of all prototype and pre-production “bodies in white” vehicles across the R1T, R1S, and EDV vehicle programs (collectively, “BIWs”). The Company’s purchase orders for BIWs are subject to the General Terms and Conditions of Production Purchase Mutually Agreed between Rivian Automotive, LLC and Troy Design and Manufacturing Co. dated February 19, 2021 (the “TDM GTCs”). As the Company continues to advance to steady-state vehicle production, we expect to stamp and assemble our BIWs at the Normal Factory and, as such, discontinue our purchases from TDM.
In April 2021, TDM and the Company entered into a Production and Supply Agreement, subject to the TDM GTCs (collectively, the “TDM PSA”), pursuant to which TDM would serve as an ongoing supplier to the Company of certain vehicle components at specified prices by product, including related engineering work and tooling (collectively, the “TDM Components”) in connection with the R1 vehicle program. The TDM PSA does not include any minimum purchase requirements, but it does provide that we will purchase our requirements of the TDM Components exclusively from TDM for the life of the R1 vehicle program unless and until we terminate the TDM PSA in accordance with its terms. Under the terms of the TDM GTCs, we may terminate the TDM PSA upon written notice to TDM for convenience or in the event of TDM’s default.
During the year ended December 31, 2022, we recognized approximately $9.3 million of expenses for the services we received from TDM.
Employment Agreements
We have entered into employment agreements with each of our named executive officers. See “Executive Compensation—Elements of Executive Pay and 2022 Compensation—Other Compensation Information and Benefits” for a further discussion of these arrangements.
Director and Officer Indemnification and Insurance
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.
Other
During 2022, the Company employed the sister-in-law of our Chief Growth Officer, who was one of our executive officers during 2022. She was employed as a Consumer Insights and Data Manager, received total compensation of approximately $121,382 in 2022, and participated in the Company’s benefit plans, commensurate with her position at the Company.

50	Rivian 2023 Proxy Statement

Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 14600 Myford Road, Irvine, California 92606 in writing not later than January 2, 2024.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than February 22, 2024 and no later than March 23, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 21, 2024, then our Secretary must receive such written notice not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Rivian 2023 Proxy Statement	51

Questions and Answers About the 2023 Annual Meeting of Stockholders
Why am I receiving these materials?
You are viewing or have received these proxy materials because Rivian’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the SEC rules and that is designed to assist you in voting your shares. The proxy materials include this Proxy Statement, the Company’s Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) and the proxy card or voting instruction form for the Annual Meeting.
Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of a full set of proxy materials?
As permitted by SEC rules, we are making this Proxy Statement and 2022 Annual Report available to our stockholders electronically via the Internet. On or about May 1, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 24, 2023. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our Class A common stock is entitled to one vote for all matters before the Annual Meeting and each outstanding share of our Class B common stock is entitled to ten votes for all matters before the Annual Meeting. Holders of Class A common stock and holders of Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our Amended and Restated Certificate of Incorporation. At the close of business on the Record Date, there were 931,510,010 shares of Class A common stock and 7,825,000 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 92.3% and 7.7% of the total voting power of our Common Stock, respectively.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is

52	Rivian 2023 Proxy Statement

required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are a Rivian stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/RIVN2023. To attend and participate in the Annual Meeting you will need the 16-digit control number included in your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Pacific time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting without the vote of stockholders.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:

by Internet	by Telephone	by Mail	Electronically at the Meeting
You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;	You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail; or
If you attend the meeting online, you will need the 16-digit control number included in the Internet Notice, on the proxy card, or on the instructions that accompanied the proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m., Pacific time, on June 20, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on the Internet Notice, on the proxy card, or on the instructions that accompanied the proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Rivian 2023 Proxy Statement	53

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of Rivian prior to or at the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
How does the Board of Directors recommend that I vote?
Rivian’s Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the election of Karen Boone and Rose Marcario as Class II Directors;
•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
•AGAINST the stockholder proposal requesting the adoption of a human rights policy.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We believe that a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world, while reducing the costs and environmental impact associated with holding an in-person meeting.

54	Rivian 2023 Proxy Statement

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located at www.virtualshareholdermeeting.com/RIVN2023.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. We may be unable to respond to all questions submitted during the time allotted for the Q&A session. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened, or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal		Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
1	Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
2	Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
3	Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.
4	Stockholder Proposal Requesting the Adoption of a Human Rights Policy	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the other proposals before the Annual Meeting.

Rivian 2023 Proxy Statement	55

What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers and the stockholder proposal requesting the adoption of a human rights policy. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Other Matters
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement. We will pay all costs of soliciting proxies. We have also made arrangements with brokers, nominees, custodians, and other fiduciaries to forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. We have retained Innisfree at an estimated fee of $25,000, plus reasonable expenses, to solicit proxies on our behalf. In addition, our directors, officers, and other employees may solicit proxies by personal interview, telephone or e-mail and they will not be specially compensated for these services.
In connection with our solicitation of proxies for our 2024 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC.
Incorporation by Reference
In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation Committee Report” and those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” nor shall the information included under the section entitled “Anti-Hedging Policy,” the information included under the section entitled “Compensation Committee Report,” or those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, be “filed” with the SEC or, along with the information included under the section entitled “Pay Versus Performance,” be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference.
Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

56	Rivian 2023 Proxy Statement

Annual Report
A copy of Rivian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the Securities and Exchange Commission, will be sent to any stockholder of record on April 24, 2023 without charge upon written request addressed to:
Rivian Automotive, Inc.
Attention: Secretary
14600 Myford Road
Irvine, California 92606
A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at www.rivian.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Michael Callahan
Chief Legal Officer and Secretary
Irvine, California
May 1, 2023

Rivian 2023 Proxy Statement	57

RIVIAN AUTOMOTIVE, INC.
14600 MYFORD ROAD
IRVINE, CA 92606

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 PM PT on June 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RIVN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 PM PT on June 20, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14928-P93344 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RIVIAN AUTOMOTIVE, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Withhold**
1a. Karen Boone	☐	☐
1b. Rose Marcario	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
3. Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. Stockholder proposal requesting the adoption of a human rights policy.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com.

V14929-P93344

RIVIAN AUTOMOTIVE, INC.
Annual Meeting of Stockholders
June 21, 2023 10:00 AM Pacific time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Robert J. Scaringe and Claire McDonough, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of RIVIAN AUTOMOTIVE, INC. that the stockholder(s) is/are entitled to vote at the virtual Annual Meeting of Stockholders to be held at 10:00 AM PT, on June 21, 2023, at www.virtualshareholdermeeting.com/RIVN2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side